                          SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                            EMPIRE OF CAROLINA, INC.
 ................................................................................
                (Name of Registrant as Specified in Its Charter)

 ................................................................................
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2), or
    Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule
    14a-6(i)(3).
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


    (1) Title of each class of securities to which transaction applies:.........

    (2)  Aggregate number of securities to which transaction applies:...........

    (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)................................

    (4)  Proposed maximum aggregate value of transaction:.......................

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1) Amount Previously Paid: _________________________________________________
    2) Form, Schedule or Registration Statement No.: ___________________________
    3) Filing Party: ___________________________________________________________
    4) Date Filed: _____________________________________________________________

    (1) Set forth the amount on which the filing fee is calculated and state how it was determined.

                            EMPIRE OF CAROLINA, INC.

                             5150 LINTON BOULEVARD


                          DELRAY BEACH, FLORIDA 33484

                            ------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


                         TO BE HELD SEPTEMBER 11, 1996

                            ------------------------

To the Stockholders of
EMPIRE OF CAROLINA, INC.:

     You are cordially invited to attend the Annual Meeting of the Stockholders (the "Annual Meeting") of Empire of Carolina, Inc. (the "Company"), which will be held at the Holiday Inn, 651 Winstead Avenue, Rocky Mount, North Carolina 27804 on September 11, 1996, at 9:00 a.m., local time, for the following purposes:

     (1) To elect six members to the Board of Directors to hold office for a one-year term and until their successors are duly elected and qualified.

     (2) To consider and act upon a proposal to amend Article Eleventh of the Company's Restated Certificate of Incorporation to change the required affirmative vote to take certain specified corporate actions enumerated therein from more than 80% of the Directors then in office to more than two-thirds (66 2/3%) of such Directors;

     (3) To consider and act upon a proposal to cause the shares of Series A Preferred Stock to automatically convert into shares of Common Stock on a share-for-share basis.

     (4) To consider and act upon a proposal to approve the adoption of the Empire of Carolina, Inc. 1996 Outside Directors Stock Option Plan.

     (5) To consider and act upon a proposal to approve the adoption of the Empire of Carolina, Inc. 1996 Employee Stock Purchase Plan.

     (6) To ratify the appointment of Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 1996.

     (7) To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.


     Only stockholders of record at the close of business on August 23, 1996, will be entitled to notice of, and to vote at, the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose genuine to the meeting, at the offices of Sonnenschein Nath & Rosenthal, counsel to the Company, at 8000 Sears Tower, Chicago Illinois 60606 during ordinary business hours for ten days prior to the Annual Meeting. Such list shall also be available during the Annual Meeting.


     A copy of the Annual Report of the Company for the fiscal year ended December 31, 1995 is enclosed herewith.

     STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE ACCOMPANYING PROXY CARD AND RETURN IT WITHOUT DELAY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE. YOUR PROXY WILL NOT BE USED IF YOU ARE PRESENT AND PREFER TO VOTE IN PERSON OR IF YOU REVOKE THE PROXY.

                                          By order of the Board of Directors,

                                          Lawrence Geller, Secretary

August 27, 1996
Delray Beach, Florida

                            EMPIRE OF CAROLINA, INC.
                             5150 LINTON BOULEVARD
                          DELRAY BEACH, FLORIDA 33484
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 11, 1996

                     SOLICITATION AND REVOCATION OF PROXIES


     These proxy materials are furnished in connection with the solicitation of proxies by the Board of Directors of Empire of Carolina, Inc., a Delaware corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting"), to be held at the Holiday Inn, 651 Winstead Avenue, Rocky Mount, North Carolina 27804 on September 11, 1996, at 9:00 a.m., local time, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may indicate your votes as to each of the proposals described in this Proxy Statement. All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. A stockholder may revoke his Proxy at any time before it is exercised by filing with the Secretary of the Company at its executive offices in Delray Beach, Florida, either a written notice of revocation or a duly executed Proxy bearing a later date, or by appearing in person at the Annual Meeting and expressing a desire to vote his or her shares in person. This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, the Proxy, and the 1995 Annual Report to Stockholders are first being mailed to stockholders on or about August 27, 1996.


     The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The original solicitation of Proxies by mail may be supplemented by telephone, facsimile, telegram and personal contacts by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.

                   VOTING RIGHTS AND COMMON STOCK OUTSTANDING


     The Company has fixed August 23, 1996 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. As of the Record Date, the Company had outstanding 6,961,300 shares of Common Stock, the only outstanding voting securities of the Company. Each holder of Common Stock is entitled to one vote for each share held upon all matters to be considered at the Annual Meeting.


     The holders of shares of Common Stock have non-cumulative voting rights, which means that the holders of a majority of the shares represented and entitled to vote at a meeting where a quorum is present have sufficient voting power to elect all of the members of the Company's Board of Directors.

     The affirmative vote by holders of a majority of the shares of common stock, $ .10 par value ("Common Stock"), present in person or by proxy and entitled to vote at the Annual Meeting is required for the election of Directors (Proposal 1), the conversion of the outstanding shares of Series A Preferred Stock into Common Stock on a share-for-share basis (Proposal 3), the adoption of the Empire of Carolina, Inc. 1996 Outside Directors Stock Option Plan (the "Outside Directors Stock Option Plan") (Proposal 4), the adoption of the Empire of Carolina, Inc. 1996 Employee Stock Purchase Plan (the "Employee Stock Purchase Plan") (Proposal 5), and the ratification of the appointment of the Company's independent auditors (Proposal 6).

The affirmative vote by holders of a majority of the outstanding Common Stock is required for the adoption of the amendment to the Company's Restated Certificate of Incorporation (Proposal 2). Members of the Geller Group and the WPG Group (each as defined under "Shareholders' Agreement"), who as of the Record Date beneficially own approximately 34% of the Company's outstanding Common Stock, have advised the Company that they intend to vote their shares FOR the election of the nominees listed in Proposal 1 to the Board of Directors, and FOR all of the other proposals set forth in this Proxy Statement. In the absence of contrary instructions, shares represented by such Proxy will be voted FOR the election of the nominees listed in Proposal 1 to the Board of Directors, and FOR all of the other proposals set forth in this Proxy Statement.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. With regard to the election of directors, votes may be cast in favor or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome. Abstentions may be specified on all proposals (other than the election of directors) and will be counted as present for purposes of the item on which the abstention is noted. Since the proposed amendment to the Company's Restated Certificate of Incorporation (Proposal 2) requires the a majority of the outstanding shares of Common Stock, abstentions will have the effect of a negative vote. Abstentions on the other proposals will have the same effect because they require the affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting. Under applicable Delaware law, a broker non-vote will have the same effect as a vote against the proposed amendment to the Company's Restated Certificate of Incorporation (Proposal 2), and will have no effect on the outcome of the other proposals set forth in this Proxy Statement.

     A list of stockholders entitled to vote at the Annual Meeting will be open to examination by any stockholder, for any purpose genuine to the meeting, at the offices of Sonnenschein Nath & Rosenthal, counsel to the Company, at 8000 Sears Tower, Chicago Illinois 60606 during ordinary business hours for ten days prior to the Annual Meeting. Such list also shall be available at the Annual Meeting.

                            SHAREHOLDERS' AGREEMENT

     Certain stockholders of the Company, including Steven Geller, the Chairman and Chief Executive Officer of the Company, Marvin Smollar, the President and Chief Operating Officer of the Company, and certain affiliates of Weiss, Peck & Greer, L.L.C. ("WPG") are parties to a shareholders' agreement (the "Shareholders' Agreement") pursuant to which the parties thereto and their permitted transferees have agreed, among other things, to vote their shares of Common Stock to effect the composition of the Board of Directors and certain committees of the Board of Directors specified in the Shareholders' Agreement and to carry out certain corporate governance provisions specified in the Shareholders' Agreement.

     In connection with the purchase of Common Stock and convertible debentures by WPG Corporate Development Associates IV, L.P. ("WPG IV"), WPG Corporate Development Associates IV (Overseas), L.P. ("WPG Overseas") and certain affiliates of WPG, including Peter B. Pfister, a director of the Company (collectively the "WPG Group"), on December 22, 1994, the WPG Group, Messrs. Geller and Smollar, Neil Saul, the former President of Empire Industries, Inc. ("EII"), and Champ Enterprises Limited Partnership, an Illinois limited partnership ("Champ") of which Mr. Smollar is a general partner, entered into the Shareholders' Agreement. Subsequent to entering into the Shareholders' Agreement, Champ transferred its shares of Common Stock to The Autumn Glory Trust, a Cook Islands Registered International Trust (the "Trust"). See note 6 to "Stock Ownership of Management and Certain Beneficial Owners." (Messrs. Geller, Smollar and Saul, and their permitted transferees (including the Trust) are hereinafter referred to collectively as the "Geller Group"). The Trust agreed to be bound by all the terms and conditions of the Shareholders' Agreement.

     The Shareholders' Agreement also contains provisions regarding the composition of the Board of Directors of the Company. The parties agreed that after the 1995 Annual Meeting, they would vote all their shares of Common Stock for a Board of Directors comprised of three persons designated by the Geller Group, two persons designated by the WPG Group and two persons who are not an affiliate of the parties to the

Shareholders' Agreement or the Company (the "Independent Directors") jointly designated by the WPG Group and the Geller Group, with the remaining director to be designated by the Board at such time as it so determines. In addition, the parties agreed to use their best efforts to ensure that certain directors designated by the WPG Group are named as members of the Compensation Committee and the Audit Committee of the Board of Directors.

     The Board of Directors is currently comprised of Messrs. Geller, Smollar, Pfister, Hutchinson, Greenberg and Matalene. Mr. Pfister and Mr. Hutchinson are the designees of the WPG Group and Messrs. Matalene and Greenberg are the Independent Directors. See "Board of Directors." Of the nominees for election as directors at the Annual Meeting, Messrs. Geller and Smollar are designees of the Geller Group, Messrs. Pfister and Hutchinson are designees of the WPG Group and Messrs. Matalene and Greenberg as designees to serve as Independent Directors. The Geller Group has not designated a third designee for election to the Board at the Annual Meeting, nor has it decided to designate any person to fill such vacancy following the Annual Meeting. See Proposal 1.

     If, at any time, the percentage of shares of Common Stock held by the WPG Group and certain of their transferees declines below 10% of the shares of Common Stock on a fully diluted basis, the WPG Group would have the right to designate only one director and the other members of the Board of Directors previously designated by the WPG Group would be replaced by a person selected by all of the other members of the Board of Directors. If, at any time, the percentage of shares of Common Stock held by the WPG Group and certain of their transferees declines below 5% of the shares of Common Stock on a fully diluted basis, the WPG Group would have no right to designate members of the Board of Directors, Audit Committee or Compensation Committee.

     The Shareholders' Agreement includes certain supermajority provisions which may effectively give to each of the WPG Group and the Geller Group veto power over certain corporate transactions. These include a merger or similar business combination, sales of assets of the Company or its subsidiaries outside of the ordinary course of business, amendment to the Restated Certificate of Incorporation or By-laws, any payment, other than employment compensation, to any director, officer or stockholder or affiliate of the Company or to their family members, any declaration or payment of dividends, any public or private offering of debt or equity (with some limited exceptions), incurrence of certain indebtedness, adoption of a plan of liquidation, and acquisition of stock or assets, other than in the ordinary course of business, for more than $10 million in any calendar year. The Shareholders' Agreement also includes provisions which give the WPG Group the right to designate all of the directors if the Company experiences specified financial difficulties or Messrs. Geller and Saul collectively fail to purchase (including pursuant to the exercise of options or warrants) at least 500,000 shares of Common Stock by December 22, 1997. However, the WPG Group has agreed that it will designate Mr. Smollar as one of the directors if he and his affiliates own at least 5% of the shares of Common Stock of the Company. These provisions terminate on December 22, 2000, or earlier if
(i) the percentage of shares of Common Stock held by the WPG Group and certain of their transferees on a fully-diluted basis declines below 19.59% and the market capitalization of the Company, on a fully diluted basis (as defined in the Shareholders' Agreement) exceeds $125 million, or (ii) the percentage of shares of Common Stock held by the WPG Group and certain of their transferees on a fully-diluted basis declines below 14.69%.

     As required by the Shareholders' Agreement, the parties to the Shareholders' Agreement and their permitted transferees are subject to a voting agreement under which they and their permitted transferees agree to vote their shares of Common Stock in order to carry out the corporate governance provisions contained in the Shareholders' Agreement. In addition, Mr. Pfister and certain other parties affiliated with WPG (collectively, the "Individual Purchasers") granted a proxy to WPG IV to vote all shares owned by them on all matters requiring a vote of stockholders of the Company, and granted WPG IV full power and authority to take such actions and refrain from taking such actions under the Shareholders' Agreement as WPG IV deems necessary or appropriate.

     Members of the Geller Group and the WPG Group, who as of the Record Date beneficially own approximately 34% of the Company's outstanding Common Stock, have advised the Company that they intend to vote their shares FOR the election of the nominees listed in Proposal 1 to the Board of Directors, and FOR all of the other proposals set forth in this Proxy Statement.

     Under the Shareholders' Agreement, the parties have been granted rights of first refusal and co-sale rights upon certain transfers of shares of Common Stock.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of the Record Date, certain information concerning those persons known to the Company, based on information obtained from such persons, with respect to the beneficial ownership (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, hereinafter referred to as the "Exchange Act") of Common Stock by (i) each person known by the Company to be the owner of more than 5% of the outstanding Common Stock,
(ii) each Director and nominee for election as a director, (iii) each executive officer named in the Summary Compensation Table and (iv) all directors, nominees and executive officers as a group:

                                                                             SHARES BENEFICIALLY
                                                                                  OWNED(2)
                                                                             -------------------
                  NAME AND ADDRESS OF BENEFICIAL OWNER(1)                     NUMBER     PERCENT
- ---------------------------------------------------------------------------  ---------   -------
DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS
Steven Geller(4)(5)........................................................  1,550,836     20.5
Marvin Smollar(5)(6).......................................................    969,283     13.9
Neil B. Saul...............................................................          0       --
Stephen N. Hutchinson(7)...................................................  2,574,057     28.4
One New York Plaza
New York, NY 10004
Eugene M. Matalene, Jr.(8).................................................      7,667        *
Leonard E. Greenberg(5)(9).................................................    477,000      6.4
11500 El Clair Ranch Road
Boynton Beach, FL 33437
Peter B. Pfister(5)(10)....................................................      2,041        *
One New York Plaza
New York, NY 10004
J. Artie Rogers............................................................          0       --
OTHER 5% STOCKHOLDERS
Halco Industries, Inc.(11).................................................    734,039     10.5
441 South Federal Highway
Deerfield Beach, FL 33441
The Autumn Glory Trust(5)(6)...............................................    819,283     11.8
P.O. Box 11
Avarua, Rarotonga
Cook Islands
WPG Corporate Development Associates IV, L.P.(5)(12).......................  2,099,294     24.2
One New York Plaza
New York, NY 10004
WPG Corporate Development Associates IV (Overseas), L.P.(5)(13)............    459,834      6.3
One New York Plaza
New York, NY 10004
Smedley Industries, Inc.(14)...............................................    416,467      6.0
(formerly Buddy L Inc.)
30 Rockefeller Plaza, Suite 4314
New York, NY 10112
All directors, nominees and executive officers as a group (7
  persons)(15).............................................................  5,578,843     55.0

- -------------------------
* Less than 1%.

 (1) Unless otherwise indicated, the business address of the 5% beneficial owners named in the above table is care of Empire of Carolina, Inc., 5150 Linton Boulevard, Delray Beach, Florida 33484.

 (2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares listed in the table, subject to community property laws, where applicable. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares which such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above, any security which such person or group of persons has the right to acquire within 60 days is deemed to be outstanding for the purpose of computing the percentage ownership for such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

 (3) Based upon 6,961,300 shares of Common Stock outstanding plus shares issuable upon exercise of options, warrants and convertible securities which are included in the number of shares beneficially owned by such person.

 (4) Includes 1,049,872 shares of Common Stock with respect to which Steven Geller has held voting power pursuant to a voting agreement with Halco Industries, Inc. ("Halco"), which shares include 17,501 shares of Common Stock with respect to which Steven Geller has an option to purchase from Halco over a period of two years at prices ranging from $6.50 per share to $7.78 per share (the "Halco Option"). Includes 291,674 shares of Common Stock which Steven Geller has a right to acquire within 60 days pursuant to options granted under the Company's Amended 1994 Stock Option Plan and warrants to purchase an additional 325,000 shares of Common Stock at an exercise price of $7.50 per share. Mr. Geller directly owns 200,128 shares of Common Stock.

 (5) Under the Shareholders' Agreement, each of the WPG Group and the Geller Group may have voting rights, rights of first refusal and co-sale rights in the other group's shares. Those rights generally become effective upon the occurrence of certain events, such as a major corporate transaction or financial difficulty. The shares owned by one group have not been shown in the table as also beneficially owned by the other group as a result of the provisions of the Shareholders' Agreement.

 (6) Mr. Smollar disclaims beneficial ownership of all of these shares. The beneficial and direct owner of such shares are The Autumn Glory Trust, a Cook Islands trust, and the Iridium Trust, a Bahamian trust (collectively, the "Trusts"). The discretionary beneficiaries of the Trusts are Champ Enterprises Limited Partnership, an Illinois limited partnership ("Champ"), of which Mr. Smollar is a general partner, as well as the limited partners of Champ individually, including Mr. Smollar and members of his family. Champ irrevocably transferred shares to the respective Trust subject to the terms of the Shareholders' Agreement and the Marchon Stockholders' Agreement, and The Autumn Glory Trust irrevocably shares to the Iridium Trust, subject to the terms of the Shareholders' Agreement and the Marchon Stockholders' Agreement. Pursuant to such agreements, Mr. Smollar is to be designated a director for such time as the Trusts and certain permitted transferees own 5% of the outstanding Common Stock. The Trusts, through their respective independent trustees (the "Trustees"), possess all voting rights with respect to the shares of the Common Stock, subject to the Shareholders' Agreement and the Marchon Stockholders' Agreement. However, the Trustees require the confirmation of the respective Protectors of the Trusts (the "Protector"), in connection with certain activities, including the exercise of dispositive powers with respect to such shares. Mr. Kar Ye Yeung, an officer of a subsidiary of the Company, is the Protector of each of the Trusts, and cannot be removed by any third party. The Protector has the sole right to appoint his successor, as well as the right to remove the Trustee at any time. Mr. Smollar does not directly or indirectly have the legal right to vote or dispose of the shares.

 (7) Solely in his capacity as one of two managing general partners of WPG Private Equity Partners IV, L.P., the general partner of WPG Corporate Development Associates IV, L.P. and in his capacity as one of the two managing general partners of WPG Private Equity Partners IV (Overseas), L.P., and in his capacity as a director of WPG CDA IV (Overseas), Ltd., the general partner of WPG Corporate Development Associates IV (Overseas), Ltd., and includes all shares beneficially owned by these entities. Mr. Hutchinson does not directly own any shares of Common Stock.

 (8) Represents 6,667 shares of Common Stock which Mr. Matalene has the right to acquire upon the conversion of Convertible Debentures and 1,000 shares held for the benefit of Mr. Matalene's child. Excludes warrants held by PaineWebber Incorporated to purchase 63,000 shares of Common Stock at $7.50 per share, expiring December 27, 1997, which were received in connection with its performance of investment banking services for the Company for the one year period ending December 27, 1995, as to which Mr. Matalene disclaims beneficial ownership.

 (9) Includes 475,000 shares of Common Stock which Mr. Greenberg has the right to acquire upon exercise of warrants at an exercise price of $7.50 per share.

(10) Includes 1,735 shares of Common Stock which may be acquired upon conversion of Convertible Debentures and 306 shares directly owned by him which are subject to the Shareholders' Agreement pursuant to which WPG Corporate Development Associates, IV, L.P. has the right to vote such shares and certain other rights. Does not include shares owned by WPG Private Equity Partners, L.P. and WPG Private Equity Partners (Overseas), L.P. Mr. Pfister is a general partner of each of these partnerships.

(11) All of these shares are directly owned by Halco, subject to the Halco Option. Voting power with respect to these shares is held by Steven Geller pursuant to the Halco Voting Agreement. Maurice A. Halperin is the indirect owner of the shares owned by Halco and shares investment power with respect to the shares of Common Stock owned by Halco. Maurice A. Halperin does not directly own any shares of Common Stock. Barry S. Halperin, as the owner of substantially all of the shares of common stock of Halco, is the indirect owner of the shares of Common Stock owned by Halco and shares investment power with respect to the shares of Common Stock owned by Halco. Barry S. Halperin does not directly own any shares of Common Stock.

(12) Voting and dispositive powers are exercised through its sole general partner, WPG Private Equity Partners, L.P. Voting and dispositive powers of WPG Private Equity Partners, L.P., which does not directly own any shares of Common Stock, are exercised through its two managing general partners, Steven N. Hutchinson and Wesley W. Lang, Jr. Includes (a) 1,531,252 shares of Common Stock which WPG Corporate Development Associates IV, L.P. has the right to acquire upon conversion of the Convertible Debentures; (b) 25,573 shares owned in the aggregate by Mr. Pfister and other affiliates of WPG which are subject to the Shareholders' Agreement pursuant to which WPG Corporate Development Associates IV, L.P. has the right to vote such shares, and certain other rights, (c) 86,175 shares of Common Stock which such persons have the right to acquire upon conversion of Convertible Debentures and (d) warrants held by WPG Corporate Development Associates IV, L.P. to purchase an additional 80,571 shares of Common Stock at an exercise price of $7.50 per share which were received as consideration for agreeing to provide certain managerial services to the Company for the period ending December 31, 1995. However, does not include shares of Common Stock currently owned by Halco Industries, Inc. which WPG Corporate Development Associates IV, L.P. may have the right to purchase pursuant to the terms of a certain stock purchase agreement with Mr. Geller. WPG Corporate Development Associates IV, L.P. disclaims beneficial ownership of all such shares. WPG Corporate Development Associates IV, L.P. directly owns 460,723 shares of Common Stock. Does not include shares of Common Stock issuable upon conversion of the Class A Preferred Stock, of which 341,372 are held by WPG Corporate Development Associates IV, L.P., 82,317 are held by WPG Corporate Development Associates IV (Overseas), L.P., and 18,575 are held in the aggregate by Westpool Investment Trust plc ("Westpool") and Glenbrook Partners, L.P. ("Glenbrook").

(13) Voting and dispositive powers may be deemed to be shared with its two general partners, WPG Private Equity Partners (Overseas), L.P. and WPG CDA IV (Overseas), Ltd. Steven N. Hutchinson and Wesley W. Lang, Jr. serve as managing general partners of WPG Private Equity Partners (Overseas), L.P. and as directors of WPG CDA IV (Overseas), Ltd. Includes 369,238 shares of Common Stock which it has the right to acquire upon conversion of Convertible Debentures. Does not include shares of Common Stock issuable upon conversion of the Class A Preferred Stock, of which 341,372 are held by WPG Corporate Development Associates IV, L.P., 82,317 are held by WPG Corporate Development

Associates IV (Overseas), L.P., and 18,575 are held in the aggregate by Westpool and Glenbrook. In addition to shares owned of record by WPG Corporate Development Associates IV (Overseas), L.P., WPG Private Equity Partners
     (Overseas), L.P. beneficially owns warrants to purchase 19,429 shares of Common Stock which are not included in the shares listed as beneficially owned by WPG Corporate Development Associates IV (Overseas), L.P., but which are included in the shares listed as beneficially owned by Steven N. Hutchinson.

(14) Does not include a maximum of 454,000 additional shares of Common Stock which may be issued for price protection related to the Buddy L acquisition.

(15) Where more than one person or entity is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of the same shares listed in the table, such shares are counted only once in determining the totals listed in the table. Includes the shares of Common Stock attributable to Mr. Smollar as to which he disclaims beneficial ownership. See note 6 above. Such shares are directly owned and voted by the Trusts, even though they may be voted on certain occasions with the Geller Group and the WPG Group pursuant to the Shareholders' Agreement.

                               BOARD OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board of Directors has established three committees: an Executive Committee, a Compensation Committee and an Audit Committee. Each such committee has two or more members, who serve at the pleasure of the Board of Directors. See "Shareholders' Agreement" above.

     The Company's Board of Directors met five times during 1995. The Compensation Committee met two times and the Audit Committee and Executive Committee each met one time during 1995. All members of the Board of Directors attended at least 75% of the meetings of the Board and each of the committees on which he served during the period in which he was a director in 1995.

     The Executive Committee is authorized to exercise all of the authority of the Board of Directors that may be delegated to a committee of the Board under Delaware law, other than the authority to authorize dividends and other distributions, to fill vacancies on the Board or its committees, to amend, adopt or repeal certificate of incorporation or by-law provisions, to approve mergers or matters requiring stockholder approval, or (except within certain prescribed limits) to authorize or approve the issuance or reacquisition of shares and related matters. Currently, all members of the Board of Directors serve on the Executive Committee.

     The Compensation Committee is responsible for reviewing and making recommendations to the Board of Directors with respect to compensation of executive officers, other compensation matters and awards under the Company's equity benefit plans. Currently, Messrs. Matalene and Hutchinson serve on the Compensation Committee.

     The Audit Committee is responsible for reviewing the Company's financial statements, audit reports, internal financial controls and the services performed by the Company's independent public accountants, and for making recommendations with respect to those matters to the Board of Directors. Currently, Messrs. Greenberg, Matalene and Pfister serve on the Audit Committee.

DIRECTORS' COMPENSATION

     The Company has agreed to pay each person who is not an affiliate of the Company or any party to the Shareholders' Agreement a retainer of $4,000 per quarter for serving on the Board of Directors. Messrs. Matalene and Greenberg are currently the only two Independent Directors. None of the other directors of the Company is paid directors' fees for serving on the Board of Directors or its committees. All directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees of the Board of Directors. In addition, stockholders at the Annual Meeting are to consider and vote upon a proposal to adopt the Outside Directors Stock Option Plan described in Proposal 4 below.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

     The Company's Board of Directors has nominated Steven Geller, Marvin Smollar, Steven N. Hutchinson, Peter B. Pfister, Leonard Greenberg and Eugene M. Matalene, Jr. for election as Directors at the Annual Meeting to hold office for a one-year term and until their successors are duly elected and qualified. Each of the nominees currently serves as a Director.

     The voting persons named in the enclosed Proxy intend to nominate and vote in favor of the election of each of the persons named below unless authorization is withheld. If any of the nominees becomes unavailable for election, votes will be cast for the election of such other person or persons as the proxy holders, in their judgment, may designate. Management has no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

     Set forth below is certain information as of the Record Date concerning each nominee, including his age, present principal occupation and business experience during the past five years and the period he has served as a director.

                                  NAME                             AGE      DIRECTOR SINCE
        --------------------------------------------------------   ---      --------------
        Steven E. Geller........................................   54         October 1994
        Marvin Smollar..........................................   50         October 1994
        Steven N. Hutchinson....................................   45           March 1995
        Peter B. Pfister........................................   36           March 1995
        Leonard E. Greenberg....................................   68         October 1995
        Eugene M. Matalene, Jr. ................................   48           March 1995

     Steven E. Geller has 34 years experience in the toy industry. Mr. Geller has served as Chairman of the Board and Chief Executive Officer of the Company since September 1994, and as Chairman of the Board and Chief Executive Officer of EII since July 1994. Prior to joining the Company, Mr. Geller served as President of Arco Toys, Inc. (toy company), a wholly owned subsidiary of Mattel from December 1986 through December 1991 and as a consultant for Mattel from January 1991 through December 1993. From January 1994 to July 1994, Mr. Geller was self-employed, engaged in structuring, negotiating and financing the acquisition of the Company. See "Certain Transactions."

     Marvin Smollar has 18 years experience in the toy industry. Mr. Smollar has been President and Chief Operating Officer of the Company since October 1994. He founded Marchon, Inc. in 1983 and served as President of Marchon until its acquisition by the Company in October 1994. From 1978 to 1983, Mr. Smollar was a co-founder and President of Kidco, Inc., a toy manufacturer and marketing company. Mr. Smollar is an attorney and prior to entering the toy industry in 1978, he practiced patent, trademark and copyright law. See "Certain Transactions."

     Leonard E. Greenberg has served as a director of the Company since 1995. Since 1986, Mr. Greenberg has served as the Chairman of the Board and Chief Executive Officer of the Resort at Indian Springs, a real estate development company and home builder.

     Stephen N. Hutchinson has served as a director of the Company since 1995. Mr. Hutchinson has been a Principal of Weiss Peck & Greer, L.L.C. (investment management) since July 1993. From September 1978 to June 1993, he served as a Vice President and Director of The Hillman Company (investment management). Mr. Hutchinson is a member of the board of directors of Core Source, Inc. and Dollar Financial Corporation. See "Certain Transactions."

     Eugene M. Matalene, Jr. has served as a director of the Company since 1995. Mr. Matalene has been an investment banker with Furman Selz LLC since June 1996. Mr. Matalene served as a Managing Director of PaineWebber Incorporated from January 1989 to June 1996, as director of the Private Placement Group in the Investment Banking division of PaineWebber Incorporated from May 1994 to June 1996, as President and director of PaineWebber Development Corporation from June 1993 to June 1996, and as a director of

PaineWebber Properties Incorporated from June 1993 to June 1996. Mr. Matalene has served as a member of the board of directors of American Bankers Insurance Group since May 1990. See "Certain Transactions."

     Peter B. Pfister has served as a director of the Company since 1995. Mr. Pfister has been a Principal of Weiss Peck & Greer, L.L.C. or its predecessor, since January 1987. Mr. Pfister is a member of the board of directors of Core Source, Inc.; MAC Acquisition, L.P. and Sunbelt Beverage Corporation. See "Certain Transactions."

                                   PROPOSAL 2

          PROPOSED AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors has adopted, subject to the approval of stockholders at this Annual Meeting, an amendment to Article Eleventh of the Company's Restated Certificate of Incorporation which would change the required affirmative vote to take certain specified corporate actions enumerated therein from more than 80% of the Directors then in office to more than two-thirds of the Directors then in office (including for this purpose directors who are not present or abstain from voting).

     In connection with the investment by the WPG Group in the Company, stockholders at the 1995 Annual Meeting approved an amendment to the Company's Restated Certificate of Incorporation to add Article Eleventh which, among other things, requires the approval of more than 80% of the Directors then in office for the Company to take corporate action with respect to (a) any merger, consolidation or other business combination of the Company or any of its subsidiaries; (b) sales of assets (other than sales solely of inventory in the ordinary course of business) of the Company or its subsidiaries (including assets consisting of shares of stock of a subsidiary of the Company) where the gross proceeds of sale (exclusive of assumption of liabilities) are, in the aggregate, in excess of $7,000,000 in any calendar year; (c) any amendment to the Restated Certificate of Incorporation or By-laws of the Company or its subsidiaries; (d) any payment (other than employee compensation and other ordinary incidents of employment) to any director, officer, stockholder or affiliate of the Company or any of its subsidiaries or any present or former known spouse, ancestor or descendant of any of such persons or a trust or other similar entity for the benefit of any of the foregoing persons; (e) any declaration or payment of dividends or similar distributions on securities of the Company; (f) any public or private offering of convertible debt or equity securities of the Company or its subsidiaries, other than the offering of shares of Common Stock pursuant to an employee stock option plan for the benefit of the Company and its subsidiaries and certain other issuances of securities; (g) incurrence of indebtedness (other than indebtedness under the Company's loan with Wachovia (or a replacement thereof) and the Debenture Purchase Agreement) by the Company and its subsidiaries or guaranties of indebtedness aggregating $10,000,000 or more; (h) any adoption of a plan of liquidation of the Company; or (i) any acquisition of assets and/or stock or related series of acquisitions of assets and/or stock (other than purchases of inventory and capital expenditures in the ordinary course of business) which would cause the amount expended (or committed to be expended) by the Company and its subsidiaries for the acquisition of such assets and/or stock during a calendar year to exceed $10,000,000. the Directors.

     The 1995 amendment was intended to restrict the Geller Group and the WPG Group from effecting any of the enumerated corporate actions without the consent of the other group, and therefore each group will have the ability to block any of those corporate actions. In view of the increased public ownership of the Company's Common Stock following the June 1996 public offering of Common Stock, the Board of Directors believes it is appropriate and in the best interests of stockholders to reduce the super-majority vote required to take such specified corporate actions from more than 80% of the Directors then in office to more than two-thirds of such Directors. Although not intended as an anti-takeover device, the adoption of this super-majority Board voting amendment could have the effect of discouraging bidders from seeking to acquire the Company.

     The text of the proposed amendment to the first paragraph of Article Eleventh of the Restated Certificate of Incorporation is included in the Restated Certificate of Incorporation set forth in Exhibit A to this Proxy Statement and should be read in its entirety by stockholders. The proposed revisions are set forth in BOLDFACE type.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed amendment to the Company's Restated Certificate of Incorporation. See "Shareholders' Agreement." The enclosed Proxy will be voted for the proposal unless a contrary specification is made.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION.

                                   PROPOSAL 3

       PROPOSED CONVERSION OF SERIES A PREFERRED STOCK INTO COMMON STOCK

     In connection with the Company's acquisition of Buddy L, affiliates of WPG purchased 442,264 shares of Series A Cumulative Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock") at $7.25 per share. All of such shares of Series A Preferred Stock were outstanding as of the Record Date. Two principals of WPG, Messrs. Hutchinson and Pfister, are members of the Company's Board of Directors. See "Board of Directors."

     The certificate of designation relating to the Series A Preferred Stock provides that the holders of the Company's Series A Preferred Stock generally do not have the right to convert such shares into shares of Common Stock. Notwithstanding such provision, such certificate of designation provides that the shares of Series A Preferred Stock shall automatically convert into shares of Common Stock on a share-for-share basis, as adjusted for any stock split, reverse stock split, stock dividend, merger, reorganization, reclassification or other recapitalization of the Company, upon the affirmative vote of a majority of the shares of Common Stock represented at the 1996 Annual Meeting.

     If the proposed conversion is approved by Stockholders at the Annual Meeting, the conversion would result in the issuance of 442,264 shares of Common Stock to the holders of Series A Preferred Stock and there would be no shares of Series A Preferred Stock outstanding after such conversion. In addition, on or after such conversion of the outstanding shares of Series A Preferred Stock in Common Stock, all rights to any accrued and unpaid dividends shall lapse.

     The Board of Directors believes that conversion of the Series A Preferred Stock is in the best interests of stockholders because it would eliminate all outstanding shares of preferred stock of the Company and the obligation of the Company to pay dividends with respect to the Series A Preferred Stock. In the event that the Series A Preferred Stock is not automatically converted into Common Stock on the day after the Annual Meeting, dividends shall be payable quarterly at a preferential return equal to 15% per annum of the Stated Liquidation Value (an amount equal to $7.25 per share for each share of Series A Preferred Stock then held, as adjusted for any stock split, stock dividend, merger, reorganization, reclassification or other recapitalization of the Company, less any distributions previously made to such holders upon the occurrence of certain events) out of funds legally available therefor, such dividend shall commence on the first day of the third month after the date of the Annual Meeting. Such right to return shall be cumulative until such dividend is paid by the Company. To the extent that dividends are declared and unpaid, additional dividends or interest shall accumulate on such unpaid dividends.


     The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting is required to approve the conversion of all outstanding shares of Series A Preferred Stock into Common Stock. See "Shareholders' Agreement." The enclosed Proxy will be voted for the proposal unless a contrary specification is made.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE APPROVAL OF THE CONVERSION OF ALL OUTSTANDING SHARES OF SERIES A PREFERRED STOCK INTO COMMON STOCK.

                                   PROPOSAL 4

            PROPOSED ADOPTION OF OUTSIDE DIRECTORS STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, subject to the approval of stockholders, the Empire of Carolina, Inc. 1996 Outside Directors Stock Option Plan, under which eligible directors of the Company will be granted on a formula basis options to purchase Common Stock. The purpose of the Outside Directors Stock Option Plan is to encourage qualified persons to become directors of the Company, provide directors of the Company with a more direct stake in its success, and encourage them to remain directors of the Company.

Summary of Plan Provisions

     The following is a summary of the Outside Directors Stock Option Plan. This summary is qualified in its entirety by reference to the full text of the Outside Directors Stock Option Plan, which is appended to this Proxy Statement as Exhibit B.

     Eligible directors are directors who at the time of the grant of an option are not (i) employees of the Company or any of its subsidiaries or (ii) designees of either the Geller Group or the WPG Group pursuant to the Shareholders' Agreement ("Eligible Directors"). See "Shareholders' Agreement." As of the date of this Proxy Statement, Messrs. Greenberg and Matalene are Eligible Directors.

     The Outside Directors Stock Option Plan is intended to allow Eligible Directors to receive options without requiring discretionary action by any administrative body with regard to any transaction under such plan. To the extent that questions of administration do arise, they shall be resolved by the Board of Directors.

     If the Outside Directors Stock Option Plan is approved by stockholders at the Annual Meeting and Messrs. Greenberg and Matalene are reelected to the Board of Directors, each of such persons will automatically be granted an option to acquire 5,000 shares of Common Stock at the conclusion of the Annual Meeting. At the conclusion of every Annual Meeting of Stockholders after the 1996 Annual Meeting, each Eligible Director will be granted an option to acquire 2,500 shares of Common Stock, except that if an Eligible Director has not previously been granted an option under the Outside Directors Stock Option Plan, such Eligible Director shall be granted an option to acquire 5,000 shares of Common Stock instead of 2,500 shares of Common Stock. An Eligible Director who is appointed by the Board shall be granted an option on the date of such appointment to purchase a pro-rated number of shares based on the number of months remaining until the next option grant under the Outside Directors Stock Option Plan. The exercise price of each such option shall be 100% of the fair market value of the Common Stock on the grant date.

     Each option will have a term of 10 years from its grant date and will become exercisable as to one-third of the number of shares for which such option was granted on each of the first three anniversaries of the grant date. All options will be fully vested upon a change of control (as defined in the Outside Directors Stock Option Plan) of the Company. Any option that has become exercisable will remain exercisable for 90 days after a grantee ceases to be a director (180 days in the event of death), but not beyond the 10-year term of the option. The Outside Directors Stock Option Plan has a 10-year term, and a maximum of 75,000 shares of Common Stock are available for awards, subject to anti-dilution adjustments.

     The Outside Directors Stock Option Plan provides that the exercise price of any shares as to which an option is exercised must be paid in full at the time of the exercise. Payment may, at the election of the grantee, be made in any one or any combination of (a) cash, personal check or electronic funds transfer, (b) Common Stock held by the grantee for at least six months prior to the exercise of the option, valued at its fair market value on the date of exercise or (c) subject to certain conditions, through certain cashless exercise procedures specified in such plan.

     The Outside Directors Stock Option Plan shall terminate on the tenth anniversary of the effective date of the Outside Directors Stock Option Plan, unless sooner terminated by the Board. Any termination of the Outside Directors Stock Option Plan shall not affect any option then outstanding. The Outside Directors Stock Option Plan may be amended at any time and from time to time by the Board as it shall deem advisable including, amendments necessary to qualify for any exemption or to comply with applicable law or regulations;

provided that no amendment to such plan may be made without the approval of the stockholders of the Company if such amendment requires stockholder approval in order for such plan to meet the requirements of Rule 16b-3 under the Exchange Act or to comply with applicable Nasdaq or stock exchange rules and regulations.

Federal Income Tax Consequences

     The following discussion is limited to United States federal income tax laws, as in effect on the date of this Proxy Statement, applicable to grantees who are both citizens and residents of the United States. This summary does not purport to cover any foreign, state or local taxes.

     Generally, Eligible Directors do not realize any taxable income for federal income tax purposes at the time they are granted an option. However, upon exercise of such option, the excess of the fair market value of the Common Stock on the date of exercise over the aggregate option exercise price will be taxable to the Eligible Director as ordinary income. The Eligible Director will have a capital gain (or loss) upon the subsequent sale of the Common Stock in an amount equal to the sale price reduced by the fair market value of the Common Stock on the date the option was exercised. The holding period for purposes of determining whether the capital gain (or loss) is a long- or short-term capital gain (or loss) will commence on the date you exercise the option. The Company is entitled to a tax deduction in the same amount and in the same year in which a grantee recognizes ordinary income resulting from the exercise of an option.


     The affirmative vote of the holders of a majority of the shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to adopt the Outside Directors Stock Option Plan. See "Shareholders' Agreement." The enclosed Proxy will be voted for the proposal unless a contrary specification is made.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE OUTSIDE DIRECTORS STOCK OPTION PLAN.

                                   PROPOSAL 5

                       1996 EMPLOYEE STOCK PURCHASE PLAN

     The Board of Directors of the Company has adopted, subject to the approval of stockholders, the Empire of Carolina, Inc. 1996 Employee Stock Purchase Plan, under which eligible employees will be given the opportunity to purchase Common Stock at a discount. The Employee Stock Purchase Plan is administered by the Committee and is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Internal Revenue Code. A maximum of 200,000 shares of Common Stock are reserved for issuance under the Employee Stock Purchase Plan, subject to anti-dilution adjustments.

Summary of Plan Provisions

     The following is a summary of the Employee Stock Purchase Plan. This summary is qualified in its entirety by reference to the full text of the Employee Stock Purchase Plan, which is appended to this Proxy Statement as Exhibit C.

     The Employee Stock Purchase Plan shall be administered by a committee of not less than two persons who are directors of the Company. Membership on the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions in Common Stock pursuant to the Employee Stock Purchase Plan to be exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

     Except as set forth below, all employees of the Company and designated subsidiaries who have at least one year of service, customarily work more than 20 hours per week for more than five months per year and own less than 5% of the Common Stock of the Company will be eligible to participate in the Employee Stock Purchase Plan. Employees who are also directors or executive officers of the Company may participate only in accordance with the requirements of Rule 16b-3 under the Exchange Act.

     Under the Employee Stock Purchase Plan, eligible employees may elect, prior to the commencement of an enrollment period, to contribute up to 10% of their compensation to be applied at the end of the enrollment period to the purchase of Common Stock. Each enrollment period will be 12 months or such other period (between six and 27 months) as the Committee may designate. Unless otherwise specified by the Committee, the initial enrollment period under the Employee Stock Purchase Plan shall be the 12-month period commencing on January 1, 1997. A new enrollment period will begin on the anniversary of the commencement of the prior enrollment period or on such other date as the Committee designates. A participant's rights to purchase shares may not accrue at a rate which exceeds $25,000 of fair market value of Common Stock (based on the fair market value of the Common Stock at the beginning of the enrollment period) for each calendar year in which the option to purchase such shares is outstanding.

     As of the last trading day in an enrollment period (or as otherwise established by the Committee), employee contributions will be used to purchase Common Stock, except for participants who have elected to withdraw from the Employee Stock Purchase Plan at any time up to four weeks (or such shorter time as the Committee may permit) before the end of the period. The price to be paid by participating employees is 85% of the lower of (1) the fair market value of the Common Stock on the date the option to purchase such Common Stock is granted or (2) the fair market value of the Common Stock on the date of purchase. If a participant holds the shares for the applicable holding period, the discount is not deductible by the Company from its taxable income and is not taxable income to the participant until he or she sells the shares.

     The Board of Directors may amend, alter or terminate the Employee Stock Purchase Plan at any time. No amendment shall be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the voting power of the Company's outstanding shares, if such amendment would require stockholder approval under Section 423 of the Code, Rule 16b-3, or the requirements of any securities exchange or quotation system on which the Common Stock is listed.

     If the Employee Stock Purchase Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next purchase date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to such plan that have not been used to purchase shares shall be returned to the participants without interest as soon as administratively feasible.

Federal Income Tax Consequences

     The following summary is limited to United States federal income tax laws, as in effect on the date of this Proxy Statement, applicable to persons who are both citizens and residents of the United States. This summary does not purport to cover any foreign, state or local taxes.

     For purposes of the Employee Stock Purchase Plan, the terms "disposes" and "disposition" include any sale, exchange, transfer of legal title or gift (even to a member of the participating employee's family) of the Common Stock purchased under such plan. Such terms do not include (1) a transfer by a decedent to his or her estate or a transfer by bequest or inheritance, (2) a transfer into joint ownership with the right of survivorship, where the participating employee is one of the joint owners (there may, however, be a disposition when the joint ownership is terminated other than by the death of a joint owner, except to the extent the employee reacquires ownership of the shares), (3) a transfer of Common Stock into the name of a brokerage firm, bank, other financial institution or nominee of any of the foregoing if such transfer is for the purpose of (a) deposit into a segregated account covering securities held for the transferor or (b) mere pledge or hypothecation.

     Enrollment or Purchase of Shares under the Employee Stock Purchase Plan. No federal income tax consequences arise at the time of a participating employee's enrollment in the Employee Stock Purchase Plan or upon the purchase of Common Stock under the Employee Stock Purchase Plan. However, as discussed below, if a participating employee disposes of Common Stock acquired under the Employee Stock Purchase Plan, such person will have the federal income tax consequences described below in the year of such disposition. Amounts withheld by payroll deduction are subject to federal income tax as though such amounts had been paid in cash.

     Early Dispositions. If a participating employee disposes of Common Stock purchased under the Employee Stock Purchase Plan within two years after the enrollment date or within one year after the transfer of the Common Stock to such person, such person will have included in his or her compensation taxable as ordinary income in the year of disposition an amount equal to the difference between (A) the fair market value of the Common Stock on the date of purchase of the shares and (B) the price paid by such employee for the shares, regardless of the price received in connection with the disposition of the shares. The amount of such ordinary income is added to the purchase price and becomes part of the cost basis for that Common Stock for federal income tax purposes. If the disposition of the Common Stock involves a sale or exchange, such employee generally will also realize a short-term capital gain or loss equal to the difference between your cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

     Later Dispositions. If a participating employee disposes of Common Stock purchased under the Employee Stock Purchase Plan on a date which is both more than two years after the enrollment date and more than one year after the transfer of the Common Stock to such person, or if such person dies at any time while owning such Common Stock, such person (or his or her estate) will have included in their compensation taxable as ordinary income in the year of disposition (or death) an amount equal to the lesser of (1) the excess of the fair market value of the Common Stock on the enrollment date over the purchase price paid by such person for the shares, or (2) the excess of the fair market value of the Common Stock on the date of disposition (or death) over the purchase price paid by such person for the shares.

     The amount of any such ordinary income is added to the cost basis of that Common Stock for federal income tax purposes. The cost basis is therefore the sum of the purchase price of the Common Stock and the ordinary income recognized from the formula above. If the disposition of the Common Stock involves a sale or exchange, such person will also realize a long-term capital gain or loss equal to the difference between your cost basis (calculated pursuant to the preceding sentence) and the proceeds from the sale or exchange.

     Tax Consequences to the Company. The Company is not entitled to a tax deduction upon the grant, exercise, purchase or subsequent transfer of shares of Common Stock acquired on the purchase date, provided the participating employee holds the shares received during the period that is two years from the first day of the enrollment period or one year from the date shares are transferred to such person. If such person transfers the Common Stock before the end of that period, the Company will have a deduction at the time such person recognizes ordinary income in an amount equal to the amount of ordinary income such person is required to recognize as the result of such transfer during that period, provided, however, that the Company may not be entitled to the deduction to the extent that such person's compensation (including the ordinary income that you are required to recognize as a result of such transfer) exceeds $1 million.


     The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote at the Annual Meeting is required to adopt the Employee Stock Purchase Plan. See "Shareholders' Agreement." The enclosed Proxy will be voted for the proposal unless a contrary specification is made.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE EMPLOYEE STOCK PURCHASE PLAN.

                                   PROPOSAL 6

                    RATIFICATION OF APPOINTMENT OF AUDITORS

     The Board of Directors has appointed Deloitte & Touche LLP, certified public accountants, to continue as the Company's independent auditors and to audit the books of account and other records of the Company for the fiscal year ending December 31, 1996.

     Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if they desire to do so.


     The affirmative vote of holders of a majority of the shares entitled to vote at the Annual Meeting is required to ratify the appointment of the Company's auditors. See "Shareholders' Agreement." The enclosed Proxy will be voted for the proposal unless a contrary specification is made.


     THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S INDEPENDENT AUDITORS.

                             EXECUTIVE COMPENSATION

     The following summary compensation table (the "Compensation Table") summarizes compensation information with respect to the President and Chief Executive Officer of the Company and each of the Company's most highly compensated executive officers who earned more than $100,000 for services rendered during the year ended December 31, 1995 (collectively, the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                                 LONG TERM
                                                                                            COMPENSATION AWARDS
                                                                                         --------------------------
                                                 ANNUAL COMPENSATION                     SECURITIES
                                                 --------------------                    UNDERLYING     ALL OTHER
             NAME AND                 FISCAL      SALARY      BONUS      OTHER ANNUAL     OPTIONS      COMPENSATION
       PRINCIPAL POSITION(S)           YEAR        ($)         ($)       COMPENSATION       (#)             $
- -----------------------------------   ------     --------    --------    ------------    ----------    ------------
Steven E. Geller...................    1995      $324,519          --      $ 83,028(1)     200,000(2)    $508,075(3)
  (Chairman of the Board and           1994(4)    132,692    $150,000            --        500,000(5)          --
  Chief Executive Officer)                                                                 325,000(6)
Marvin Smollar.....................    1995       318,750          --            --        200,000(2)    $290,338(7)
  (President and Chief                 1994(8)     69,230      32,699            --             --             --
    Operating Officer)
J. Artie Rogers....................    1995       132,211      15,000            --             --             --
  (Senior Vice President --            1994        95,385      35,000            --         35,000(2)       1,190(9)
    Finance)
                                       1993        90,000      25,000            --             --          1,009(9)
Neil B. Saul.......................    1995(10)   262,019          --        29,153(11)         --         69,175(12)
  (Former President of                 1994(13)   132,692     150,000            --        500,000(5)          --
  Empire Industries, Inc.)                                                                 475,000(6)

- -------------------------
 (1) Includes $70,000 paid to Mr. Geller in lieu of reimbursement of expenses incurred for the benefit of the Company and allowances of $13,028 for automobile expenses and club dues.

 (2) Options granted pursuant to the Company's 1994 Employee Stock Option Plan.

 (3) Relocation expenses including a gross-up for individual income taxes.

 (4) Includes compensation paid to Mr. Geller from July 15, 1994 through December 31, 1994.

 (5) Includes 60,376 incentive stock options and 439,624 non-qualified stock options granted pursuant to the Company's 1994 Employee Stock Option Plan.

 (6) Represents warrants granted in connection with services rendered with respect to the Debenture Purchase Agreement.

 (7) Includes $287,908 of relocation expenses grossed up for individual income taxes and $2,430 of life insurance premiums. Excludes $122,265 paid to Mr. Smollar in 1995 which he earned at Marchon, Inc. prior to its acquisition by the Company on October 13, 1994, which amount was paid by the Company in 1995.

 (8) Includes compensation paid to Mr. Smollar from October 13, 1994 through December 31, 1994.

 (9) Includes Company contributions to the Carolina Employee Stock Bonus Plan.

(10) Mr. Saul resigned as President of EII effective October 13, 1995. Under the terms of a settlement and termination agreement, Mr. Saul will be paid at an annual rate of $300,000 from January 1, 1996 to July 15, 1998 plus fringe benefits (which benefits are subject to reduction if Mr. Saul obtains employment with an entity not affiliated with the Company).

(11) Includes $10,000 paid to Mr. Saul in lieu of reimbursement of expenses incurred for the benefit of the Company and allowances of $19,153 for automobile expenses and club dues.

(12) Includes $62,500 of payments subsequent to resignation (see note 10 above) and $6,675 of life insurance premiums.

(13) Includes compensation paid to Mr. Saul as President of EII from July 15, 1994 through December 31, 1994.

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers during 1995:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                           POTENTIAL REALIZABLE
                                                 INDIVIDUAL GRANTS                           VALUE AT ASSUMED
                            -----------------------------------------------------------      ANNUAL RATES OF
                                           PERCENT OF                                          STOCK PRICE
                              SHARES      TOTAL OPTIONS                                      APPRECIATION FOR
                            UNDERLYING     GRANTED TO       EXERCISE OR                     OPTION TERM ($)(2)
                             OPTIONS        EMPLOYEES      BASE PRICE (1)    EXPIRATION    --------------------
          NAME               GRANTED         IN 1995         ($/SHARE)          DATE         5%          10%
- -------------------------   ----------    -------------    --------------    ----------    -------    ---------
Steven Geller............     200,000(3)        40%             6.75         12/13/2005    849,008    2,151,552
Marvin Smollar...........     200,000(3)        40%             6.75         12/13/2005    849,008    2,151,552
J. Artie Rogers..........          --           --                --                 --         --           --
Neil B. Saul.............          --           --                --                 --         --           --

- -------------------------
(1) Based on the closing price of the Common Stock on the American Stock Exchange on the date of grant.

(2) The amounts shown as potential realizable values are based on assumed annualized rates of appreciation in the price of the Common Stock of five percent and ten percent over the term of the options, as set forth in the rules of the Securities and Exchange Commission. Actual gains, if any, on stock option exercises are dependent upon the future performance of the Common Stock. There can be no assurance that the potential realizable values reflected in this table will be achieved.

(3) Options granted on December 13, 1995. Options to acquire 50,000 shares vest on December 13, 1996 with like annual vesting thereafter through December 13, 1999.

     The following table sets forth certain information with respect to stock options granted to each of the Named Executive Officers that were outstanding at December 31, 1995:

                          AGGREGATED OPTION EXERCISES
               IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES (1)

                                                                               AT DECEMBER 31, 1995
                                                           ------------------------------------------------------------
                                                                    NUMBER OF                  VALUE OF UNEXERCISED
                                                               UNEXERCISED OPTIONS           IN-THE-MONEY OPTIONS (2)
                           SHARES ACQUIRED      VALUE      ----------------------------    ----------------------------
         NAME             UPON EXERCISE (#)    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
- -----------------------   -----------------    --------    -----------    -------------    -----------    -------------
Steven Geller..........            --                --      208,338         491,662        $ 100,395       $ 192,058
Marvin Smollar.........            --                --           --         200,000               --          50,000
J. Artie Rogers........            --                --           --          35,000               --          39,375
Neil B. Saul (3).......         9,940          $ 21,123           --              --               --              --

- -------------------------
(1) Does not include warrants to acquire shares of Common Stock. See "Certain Transactions."

(2) Based on the $7 per share closing price of the Company's Common Stock on the American Stock Exchange on December 29, 1995.

(3) In connection with Mr. Saul's settlement and termination agreement, 500,000 options existing at December 31, 1995 were due to expire on February 7, 1996. On that date, Mr. Saul exercised options to acquire 9,940 shares, and the remaining 490,060 options expired.

EMPLOYMENT AGREEMENTS

     On July 15, 1994, Steven Geller entered into an employment agreement pursuant to which he became Chairman and Chief Executive Officer of EII. Upon the closing of the redemption of Common Stock from the Halperin Group in connection with the Change of Control, the obligations of EII under such agreement were assigned to the Company, and Mr. Geller subsequently became Chairman of the Board and Chief Executive Officer of the Company. The agreement provides for a base salary of $300,000 per annum, which was increased by the Compensation Committee to $325,000 per annum effective January 1, 1995. The initial term of the agreement expires on July 15, 1998, provided that such term is automatically extended for successive one-year periods on July 15 of each year (the "Extension Date") commencing July 15, 1996, unless either the Company or Mr. Geller gives 60 days prior written notice to the other party that it or he elects not to extend the term of the agreement. Mr. Geller's employment agreement includes non-competition and confidentiality provisions and a change of control provision which provides that if for any reason Mr. Geller opposes a change of control (as defined in the agreement) which occurs while Mr. Geller is employed by the Company, Mr. Geller may within six months of such change in control elect to terminate his employment by giving the Company 30 days prior written notice. In the event that Mr. Geller elects to terminate his employment in such circumstances, he is entitled to receive a lump sum severance payment equal to (i) 290% of his then-current compensation (determined in accordance with the agreement) if the majority of the Company's Board of Directors opposed the change of control or (ii) 250% of his then-current compensation if the majority of the Company's Board of Directors approved the change of control, subject in either case to certain tax limitations.

     On October 13, 1994, the Company entered into an employment agreement with Marvin Smollar pursuant to which Mr. Smollar became President and Chief Operating Officer of the Company. The agreement provides for a base salary of $300,000 per annum, which was increased by the Compensation Committee to $325,000 per annum effective January 1, 1995. The initial term of the agreement expires on July 15, 1998, provided that such term is automatically extended for successive one-year periods on July 15 of each year, commencing July 15, 1996, in the same manner as Mr. Geller's employment agreement. Mr. Smollar's employment agreement contains non-competition, confidentiality and change of control provisions which are substantially identical to those in Mr. Geller's employment agreement.

     The Company entered into an employment agreement with Neil Saul, the former President of EII, on July 15, 1994, Mr. Saul's employment agreement contains compensation, non-competition, confidentiality and change of control provisions which are substantially identical to those in Mr. Geller's employment agreement. Mr. Saul resigned as President of EII effective October 13, 1995. Under the terms of a settlement and termination agreement, Mr. Saul will be paid at an annual rate of $300,000 from January 1, 1996 to July 15, 1998 plus fringe benefits (which benefits are subject to reduction if Mr. Saul obtains employment with an entity not affiliated with the Company).

COMPLIANCE WITH SECTION 16 OF THE SECURITIES EXCHANGE ACT OF 1934

     Pursuant to Section 16 of the Exchange Act, the Company's directors and executive officers and beneficial owners of more than 10% of the Common Stock are required to file certain reports, within specified time periods, indicating their holdings of and transactions in the Common Stock. Based solely on a review of such reports provided to the Company and written representations from such persons regarding the necessity to file such reports, the Company has determined that Mr. Matalene filed one report late and Mr. Greenberg filed three reports late during 1995.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company has a Compensation Committee consisting of two directors, Mr. Eugene M. Matalene, Jr., who is the Chairman of the Committee, and Mr. Steven N. Hutchinson. The board of directors has delegated matters relating to compensation, including the grant of options under the stock option plan, to the Compensation Committee. This report describes the Company's compensation policies, the application of those policies to the Company's executive officers, and the basis for the Chief Executive Officer's compensation for 1995.

General Compensation Policies

     The policy and objectives of the Company with respect to executive compensation is to improve stockholder value by enhancing corporate performance through attracting and retaining highly qualified key executive personnel. The philosophy of the Committee is to base executive compensation on short and long term performance criteria, thereby providing the motivation and incentive for outstanding performance by executive officers. The Company's executive compensation program is designed to:

     - Create an inducement and motivation for executive officers to facilitate and sustain Company growth and market share and to find attractive acquisition prospects complementary to the Company's business.

     - Align the financial interests of the executive officers with those of the Company's stockholders.

     - Reward above-average performances which will result in increased returns to stockholders.

     - Induce corporate loyalty in both the short and long term.

     The Company's executive compensation program has three major components: base salaries, bonuses, and long-term incentives.

Base Salaries

     In determining an executive officer's salary, the Committee or the Chairman and the President, as the case may be, generally review such officer's knowledge, abilities, experience, responsibilities and anticipated workload for the year, and his commitment and contribution to the Company's development and financial performance. The Company has not established any formula or pre-determined relationship between corporate performance and salary. Salary is also intended to maintain the Company's competitiveness with similar companies in the marketplace in attracting and retaining qualified executives. In those cases where an executive has entered into an employment agreement, the base salary is determined by that agreement, which is often the result of negotiation between the new employee and the Company. The base salaries of Mr. Steven Geller, the Chief Executive Officer, and Mr. Marvin Smollar, the Chief Operating Officer, are set by their employment agreements, which were entered into in 1994.

Bonus Program

     The Company's bonus program for its executive officers is designed to motivate these individuals to enhance the value of the Company, reward individual effort and further assist the Company in attracting and retaining highly qualified executives. In setting bonuses, the Committee or the Chairman and the President, as the case may be, consider specific goals and performance criteria that are selected to enhance the profitability of the Company, the prospects of the Company and the financial condition of the Company. In addition, the Company attempts to recognize exceptional contributions to the Company made by individual executives during the year.

Long-Term Incentives

     The Company established a Stock Option Plan, pursuant to which stock options are awarded by the Committee periodically to key employees, including executive officers. The Stock Option Plan is designed to encourage executives to acquire an equity interest in the Company and thereby align their long-term financial interests with those of the shareholders.

Compensation to the Chief Executive Officer

     Mr. Steven Geller, the Chief Executive Officer, has an existing employment agreement providing for a base salary of $325,000. The Committee believes that Mr. Geller's compensation is principally through his equity interest in the Company and not through his salary, and for that reason, his salary is modest compared to chief executive officers of other toy companies. Consistent with that theme, and in reviewing the Company's financial performance in 1995, the Committee determined that a cash bonus for the Chief Executive Officer (and for the other executive officers) was not appropriate. However, this lack of cash bonus was not in any way intended to demonstrate that the Committee was critical of the performance of the Chief Executive Officer, or of any of the executive officers. Rather, the Committee recognized that the restructuring of the Company, together with the acquisition of Buddy L, involved extraordinary effort on the part of the Chief Executive Officer and the other executive officers, which could result in enhanced stockholder value in the future. For that reason, the Committee determined that the appropriate method of compensation was the grant of stock options, which would permit the Chief Executive Officer and the Chief Operating Officer to participate in any such increased stockholder value, and granted each of them a stock option for 200,000 shares.

                                          Members of the Compensation Committee

                                          Eugene M. Matalene, Jr., Chairman
                                          Steven N. Hutchinson

                  STOCKHOLDER RETURN PERFORMANCE PRESENTATION


     Set forth below is a line graph comparing the cumulative total returns (assuming dividend reinvestment) for the five years ended December 31, 1995 of a $100 investment on December 31, 1990 in the Company's Common Stock, the Media General Toys and Games Industry Group Index (a representative industry index) and the American Stock Exchange Market Index ("Amex Index") (a broad equity market index). The Media General Toys and Games Industry Group Index is comprised of 38 toy and game companies.


                                                   MG Toys &
                                   Empire of       Games In-
      Measurement Period           Carolina,     dustry Group
    (Fiscal Year Covered)            Inc.            Index        AMEX Index
1990                                    100.00          100.00          100.00
1991                                    177.27          223.98          123.17
1992                                    231.82          299.11          124.86
1993                                    236.36          331.61          148.34
1994                                    240.91          254.93          131.04
1995                                    254.55          284.05          168.90

                              CERTAIN TRANSACTIONS

     To provide a portion of the funds needed to finance the acquisition of substantially all of the toy assets of Buddy L Inc. ("Buddy L"), the Company issued $7.58 million of three-year 12% senior subordinated notes (which notes grant the Company the right to call all but not less than all of the notes on the first anniversary thereof at a premium equal to 10% of the principal balance and the right of a majority in interest of the holders of such notes to put them to the Company at a premium equal to 20% of the principal balance thereof on the second anniversary of the issuance of such notes) and 758,000 detachable four-year warrants exercisable commencing July 7, 1997 at $9.00 per share, which warrants lapse if such notes are repaid by the Company on the first or second anniversary of the issuance thereof. The Company redeemed all of the outstanding senior subordinated notes in July 1996, thereby causing the related warrants to lapse. Mr. Geller and Mr. Matalene acquired $500,000 and $100,000 principal amount of these senior subordinated notes, respectively. In addition, Mr. Matalene serves as a non-employee director of American Bankers Insurance Company of Florida, which together with one of its affiliates, acquired an aggregate of $5 million principal amount of these senior subordinated notes.

     Also in connection with the financing of the Company's acquisition of Buddy L, affiliates of WPG purchased 247,392 shares of Common Stock at $7.25 per share and 442,264 shares of Series A cumulative convertible preferred stock at $7.25 per share for an aggregate purchase price of approximately $5 million. Two principals of WPG, Messrs. Hutchinson and Pfister, are members of the Company's Board of Directors. See "Board of Directors."

     WP&G, on behalf of investment funds for which they are managers, is the holder of approximately $14.9 million of the Company's 9%, five-year, subordinated convertible debentures and a party to the Shareholders' Agreement dated December 22, 1994. Concurrent with the closing of this debenture financing in December 1994, WP&G were issued warrants to purchase 100,000 shares of common stock at the exercise price of $7.50 per share.

     Effective June 12, 1995, the Company terminated the lease of a facility located at 555 Corporate Woods Parkway, Vernon Hills, Illinois, formerly occupied by Marchon. The owner of this property was indebted to Marchon for costs incurred during the construction of the facility in the principal amount of $506,000 as of December 31, 1995. The loan bears interest at 7.5% per annum, and principal and interest are due and payable on December 31, 1998. Mr. Smollar is a guarantor of the debt.

     1431 Kingsland Avenue Limited Partnership, of which Mr. Smollar is a limited partner, owns a facility located at 1431 Kingsland Avenue, St. Louis, Missouri, which is leased to Marchon Manufacturing, Inc. under a lease commencing December 15, 1992 and continuing through June 30, 2013. The lease was assumed by Marchon in connection with the Marchon Transaction. The lease provides for a monthly rental of $15,000 through December 15, 1995 and $20,000 thereafter. Marchon has transferred its manufacturing function to the Company's facility in Tarboro, North Carolina, and is attempting to sublet the aforementioned property in St. Louis or negotiate a lease termination arrangement. 1431 Kingsland Avenue Limited Partnership was indebted to Marchon in the principal amount of $55,000 at December 31, 1995, the repayment of which indebtedness is guaranteed by Mr. Smollar. The loan is due December 31, 1998 and is non-interest bearing.

     During 1994, the Company paid PaineWebber Incorporated ("PaineWebber"), of which Mr. Matalene, a director of the Company, was a Managing Director, the sum of $257,055 in connection with the placement of Convertible Debentures. On December 27, 1994, the Company and PaineWebber entered into an agreement whereby PaineWebber agreed to perform investment banking services for the Company for a one year term ending December 27, 1995, in consideration for $275,000 and warrants to purchase 63,000 shares of Common Stock at $7.50 per share, expiring December 27, 1997. In 1995, PaineWebber was also paid fees in the amounts of (a) $225,000 in connection with the placement of $15 million principal amount of convertible debentures of the Company, (b) $260,000 in connection with the placement of $7.5 million principal amount of one-year notes of the Company and
(c) $94,000 as an advisory fee in connection with the arrangement of a $25 million bank facility. The Company has committed to pay PaineWebber an advisory fee of $318,750 in connection with the arrangement of the new $85 million bank facility.

     On March 13, 1995, a written agreement was entered into to confirm an agreement of December 28, 1994 by and between the Company, WPG IV and WPG Private Equity Partners (Overseas), L.P. ("Private Equity") whereby WPG IV and Private Equity agreed to provide certain managerial services for the Company to assist the executive officers of the Company in strategic and financial planning for the Company for a period ending December 31, 1995. WPG IV and Private Equity agreed to provide no less than 30 hours per month of service to the Company. In consideration for such services, WPG IV and Private Equity received, respectively, warrants to purchase 80,571 and 19,429 shares of Common Stock at $7.50 per share, expiring December 27, 1997.

     The Company's policy is that all transactions between the Company and its executive officers, directors and principal stockholders occurring outside the ordinary course of the Company's business be on terms no less favorable than could be obtained from unaffiliated third parties or are subject to the approval of the Company's disinterested directors.

                               EXECUTIVE OFFICERS

     Information concerning the executive officers of the Company, their ages, position and business experience during the last five years is set forth below:

            NAME                AGE                              POSITION(S)
- -----------------------------   ---    ---------------------------------------------------------------
Steven E. Geller.............   54     Chairman of the Board of Directors and Chief Executive Officer
Marvin Smollar...............   50     President and Chief Operating Officer; Director
Jeffrey L. Currier...........   56     Executive Vice President -- Chief Financial Officer
Michael S. Bauer.............   55     Executive Vice President -- Marketing and Sales of Empire
                                         Industries, Inc. ("EII")
Stuart J. Drell..............   55     Executive Vice President -- Operations of EII
J. Artie Rogers..............   36     Senior Vice President -- Finance and Assistant Secretary
Lawrence A. Geller...........   32     Secretary and Counsel

     Jeffrey L. Currier has more than 20 years of financial management experience with manufacturing businesses. Mr. Currier has served as Chief Financial Officer of the Company since August 1996. Prior to joining the Company, Mr. Currier was Chief Financial Officer of Foamex International, Inc. (manufacturer and marketer of foam products) from August 1994 to January 1996, Vice President and Controller of Crystal Brands, Inc. (manufacturer and marketer of clothing and jewelry) from January 1993 to July 1994. Crystal Brands, Inc. filed a Chapter 11 bankruptcy petition in July 1994. Prior to joining Crystal Brands, Inc., Mr. Currier served for 15 years in various executive capacities for Babcock Industries, Inc. (diversified manufacturing company), most recently as its Chief Financial Officer.

     Michael S. Bauer has 30 years experience in the toy industry. Mr. Bauer has served as a consultant to the Company since February 1996, and as of May 1, 1996, will serve as Executive Vice President -- Sales and Marketing of EII. From 1988 to 1996, Mr. Bauer owned and managed MSB, Inc., a management consulting firm specializing in toy sales and marketing. Mr. Bauer served as Executive Vice President of Sales of Coleco Industries (toy company) from 1985 to 1988.

     Stuart J. Drell has 35 years experience in the toy industry. Mr. Drell has served as Executive Vice President of EII since November 1994. Prior to joining the Company, he served as an Executive Vice President of Grand Toys (toy company) from 1993 to 1994, as a Vice President of Tyco from 1991 to 1992 and as President of Matchbox USA (toy company) from 1989 to 1991.

     J. Artie Rogers has 10 years experience in the toy industry. Mr. Rogers has served as Senior Vice President -- Finance of the Company since December 1994. From 1987 to December 1994, Mr. Rogers served as Vice President -- Finance of the Company. From 1987 to December 1995, Mr. Rogers served as Secretary of the Company, and has served as Assistant Secretary since December 1995. Mr. Rogers is a certified public accountant, and prior to joining the Company in 1986, he worked for Deloitte Haskins & Sells, predecessor to the Company's current independent public accountants, for six years.

     Lawrence A. Geller has served as Secretary of the Company since December 1995. Mr. Geller joined the Company in April 1995 as corporate counsel. Prior to joining the Company, Mr. Geller was engaged in the practice of law with an emphasis on litigation as a partner with the firm of Imhoff & Geller in Norwalk, Connecticut from 1993 to 1995. During 1991 and 1992, Mr. Geller was an associate with the law offices of John W. Imhoff, Jr. and from 1989 to 1991 he was an associate with the law offices of Francis J. Discala. Mr. Geller is the son of Steven Geller, the Chairman and Chief Executive Officer of the Company.

     For information concerning the business experience of Messrs. Steven Geller and Marvin Smollar, see "Board of Directors" above.

                             STOCKHOLDER PROPOSALS

     No person who intends to present a proposal for action at a forthcoming stockholders' meeting of the Company may seek to have the proposal included in the proxy statement or form of proxy for such meeting unless that person (a) is a record beneficial owner of at least 1% or $1,000 in market value of shares of Common Stock, has held such shares for at least one year at the time the proposal is submitted, and such person shall continue to own such shares through the date on which the meeting is held, (b) provides the Company in writing with his name, address, the number of shares held by him and the dates upon which he acquired such shares with documentary support for a claim of beneficial ownership, (c) notifies the Company of his intention to appear personally at the meeting or by a qualified representative under Delaware law to present his proposal for action, and (d) submits his proposal timely. A proposal to be included in the proxy statement or proxy for the Company's next annual meeting of stockholders, will be submitted timely only if the proposal has been received at the Company's principal executive office in Delray Beach, Florida no later than April 30, 1997. If the date of such meeting is changed by more than 30 calendar days from the date of the Annual Meeting, or if the proposal is to be presented at any meeting other than the next annual meeting of stockholders, the proposal must be received at the Company's principal executive office at a reasonable time before the solicitation of proxies for such meeting is made.

     If the foregoing requirements are satisfied, a person may submit only one proposal of not more than 500 words with a supporting statement if the latter is requested by the proponent for inclusion in the proxy materials, and under certain circumstances enumerated in the Securities and Exchange Commission's rules relating to the solicitation of proxies, the Company may be entitled to omit the proposal and any statement in support thereof from its proxy statement and form of proxy.

                               OTHER INFORMATION

     The Board of Directors does not know of any other matters that may be brought before the Annual Meeting. In the event that any other matter shall come before the Annual Meeting, the persons named in the enclosed Proxy will have discretionary authority to vote all Proxies not marked to the contrary with respect to such matter in their discretion.

                                            By Order Of The Board Of Directors,

                                            Lawrence Geller
                                            Secretary
Delray Beach, Florida
August 27, 1996

                                                                       EXHIBIT A

                         TEXT OF PROPOSED AMENDMENT TO
              THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION

     ELEVENTH: The Corporation will not take, and will not permit any of its Subsidiaries to take corporate action with respect to the following matters, except upon the affirmative vote of more than TWO-THIRDS (66 2/3%) of the directors then in office (INCLUDING FOR THIS PURPOSE DIRECTORS WHO ARE NOT PRESENT OR ABSTAIN FROM VOTING):

     (a) any merger, consolidation or other business combination of the Corporation or any of its Subsidiaries;

     (b) sales of assets (other than sales solely of inventory in the ordinary course of business) of the Corporation or the Subsidiaries (including assets consisting of shares of stock of a subsidiary) where the gross proceeds of sale (exclusive of assumption of liabilities) are, in the aggregate, in excess of $7,000,000 in any calendar year;

     (c) any amendment to the Certificate of Incorporation or By-laws of the Corporation or the Subsidiaries;

     (d) any payment (other than employee compensation and other ordinary incidents of employment) to any director, officer, stockholder or affiliate of the Corporation or any of its Subsidiaries or any present or former known spouse, ancestor or descendant of any of the aforementioned Persons or a trust or similar entity for the benefit of the foregoing Persons;

     (e) any declaration or payment of dividends or similar distributions on Securities;

     (f) any public or private offering of convertible debt or equity securities of the Corporation or the Subsidiaries, other than (i) the offering of the Shares pursuant to an employee stock option plan for the benefit of the Corporation or the Subsidiaries and (ii) Shares issued pursuant to rights provided the members of the CDA IV Group or the Geller Group pursuant to agreements between the Corporation, members of the Geller Group or members of the CDA IV Group, as the case may be, executed either on or prior to December 22, 1994;

     (g) incurrence of Indebtedness (other than Indebtedness under the Senior Credit Agreement and the Debenture Purchase Agreement) by the Corporation and its Subsidiaries where such Indebtedness incurred, together with other Indebtedness then outstanding (other than the Senior Credit Agreement, the Debenture Purchase Agreement and Indebtedness attributable to amounts owed the Marchon Stockholders as a result of the exchange of their shares in Old Marchon for Shares) is $10,000,000 or more;

     (h) any adoption of a plan of liquidation of the Corporation; or

     (i) any acquisition of assets and/or stock or related series of acquisitions of assets and/or stock (other than purchases of inventory and capital expenditures in the ordinary course of business) which would cause the amount expended (or committed to be expended) by the Corporation and its Subsidiaries for the acquisition of such assets and/or stock during a calendar year to exceed $10,000,000.

                                                                       EXHIBIT B
                            EMPIRE OF CAROLINA, INC.

                    1996 OUTSIDE DIRECTORS STOCK OPTION PLAN

                                   ARTICLE I

                                    PURPOSE

     The purpose of the Empire of Carolina, Inc. 1996 Outside Directors Stock Option Plan (as set forth herein and as amended from time to time, the "Plan") is to encourage qualified persons to become directors of Empire of Carolina, Inc. (the "Company"), provide directors of the Company with a more direct stake in its success, and encourage them to remain directors of the Company.

                                   ARTICLE II

                                  DEFINITIONS

     2.1 "Annual Meeting" means an annual meeting of the stockholders of the Company.

     2.2 "Board" means the Board of Directors of the Company.

     2.3 "Change of Control" means any of the following:

          (i) the acquisition or holding by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the 1934 Act (other than by the Company or any of its subsidiaries or any employee benefit plan of the Company or its subsidiaries), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 20% or more of either the then-outstanding Stock or the combined voting power of the Company's then-outstanding voting securities entitled to vote generally in the election of Directors ("Voting Power"); except that no such person, entity or group shall be deemed to own beneficially (1) any securities held by the Company or a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, (2) any securities acquired pursuant to a benefit plan of the Company or a Subsidiary, (3) any securities issuable pursuant to an option, warrant or right owned by such person, entity or group as of the close of business on the business day immediately preceding September 11, 1996, (4) any security that would otherwise be beneficially owned by such person, entity or group as of the close of business on the business day immediately preceding September 11, 1996 and (5) any securities issued in connection with a stock split, stock dividend or similar recapitalization or reorganization with respect to shares covered by the foregoing exceptions; provided, however, that no Change of Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then-outstanding common shares of such corporation and the Voting Power of such corporation are then-beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportions as their respective ownership, immediately before such acquisition, of the then-outstanding Stock or the Voting Power of the Company, as the case may be; or

          (ii) approval by the stockholders of the Company of (A) a merger, reorganization or consolidation with respect to which persons who were the respective beneficial owners of the Stock and Voting Power of the Company immediately before such merger, reorganization or consolidation do not, immediately thereafter, beneficially own, directly or indirectly, more than 60% of, respectively, the then-outstanding common shares and the Voting Power of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company.

     2.4 "Common Stock" means the common stock, par value $.10 per share, of the Company.

     2.5 "Director" means a member of the Board.

     2.6 "Eligible Director" means, as of the date of any grant of an Option to him pursuant to Article V, a Director who (i) is not an employee of the Company or any of its subsidiaries, and (ii) is not the designee of the Geller Group or the WPG Group (as such terms are defined in such Shareholders' Agreement) pursuant to that certain Shareholder Agreement dated as of December 22, 1994, as amended, by and among Steven Geller, Marvin Smollar, certain affiliates of Weiss, Peck & Greer, L.L.C. and certain other stockholders of the Company.

     2.6 "Fair Market Value" of any security of the Company means, as of any applicable date:

          (i) if the security is listed for trading on the American Stock Exchange, the closing price, regular way, of the security as reported on the American Stock Exchange Composite Tape, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

          (ii) if the security is not so listed, but is listed on another national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s Nasdaq National Market ("Nasdaq NM"), the closing price, regular way, of the security on such exchange or Nasdaq NM, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the next preceding date on which there was such a reported sale, or

          (iii) if the security is not listed for trading on a national securities exchange or authorized for quotation on Nasdaq NM, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if no such prices shall have been so reported for such date, on the next preceding date for which such prices were so reported.

     2.7 "Grantee" means the holder of an Option or any person entitled to exercise an Option under Article VI of this Plan.

     2.8 "1934 Act" means the Securities Exchange Act of 1934.

     2.9 "Option" means a right to purchase Common Stock granted under this Plan.

                                  ARTICLE III

                                 ADMINISTRATION

     The Plan is intended to allow Eligible Directors to receive Options and not to require discretionary action by any administrative body with regard to any transaction under the Plan. To the extent that questions of administration do arise, they shall be resolved by the Board. Subject to the provisions of the Plan, the Board shall have the power to construe and interpret the Plan, to determine all questions (including factual questions) arising thereunder, and to adopt and amend such rules for the administration of the Plan as it may deem desirable; provided, however, that no such interpretation or rule shall change the number of Options that may be granted under the Plan or the terms upon which, or the times at which, or the periods within which, such Options may be exercised. Any decision of the Board in the administration of the Plan shall be final. No Director shall be liable for anything done or omitted to be done by such Director or by any other Director in connection with the Plan, except for such Director's willful misconduct.

                                   ARTICLE IV

                             AMOUNT OF COMMON STOCK

     The number of shares of Common Stock which may be sold pursuant to the Plan shall not exceed 75,000, subject to adjustment pursuant to Article VII. Such shares of Common Stock may be either authorized and unissued shares or previously issued shares reacquired by the Company. If Options terminate or expire without being exercised in whole or in part, new Options may be granted covering the shares not purchased under such lapsed Options.

                                   ARTICLE V

                                GRANT OF OPTIONS

     5.1 Option Grants.

          (a) Regular Grants. At the conclusion of the 1996 Annual Meeting and every Annual Meeting thereafter, each Eligible Director who is elected or reelected to serve as a Director shall automatically be granted an Option as to 2,500 shares of Common Stock. If the Eligible Director has not previously been granted an Option under this Plan, the Eligible Director shall be granted an Option as to 5,000 shares of Common Stock instead of 2,500.

          (b) Appointment of Director. In the event an Eligible Director is appointed by the Board to serve as a Director, such Eligible Director shall automatically be granted on the date of such appointment an Option to purchase a number of shares determined by multiplying 5,000 (or if the Eligible Director has previously been granted an Option under this Plan, 2,500) by a fraction, the numerator of which is the number of whole months until the date of the next regular Option grant pursuant to Section 5.1(a) (determined by reference to the by-laws of the Company) and the denominator of which is 12.

     5.2 Term of Options. Each Option shall have a term of 10 years from the date of grant, unless earlier terminated as provided herein (such period, the "Term").

     5.3 Exercise Price. The Option exercise price per share shall be, subject to adjustment pursuant to Article VII, the Fair Market Value of a share of Common Stock on the date of grant.

     5.4 Option Agreements. Each Option shall be evidenced by an agreement in such form as the Board shall prescribe from time to time and shall be consistent with the terms and conditions of the Plan.

                                   ARTICLE VI

                TERMINATION OF OPTIONS; LIMITATIONS ON EXERCISE

     6.1 Exercise After Termination of Directorship. If a person shall cease to be a Director for any reason while holding an unexpired Option that has not been fully exercised, such Option shall thereupon terminate, provided that such person, or in the case of his death or adjudication of incompetency, his executor, administrator, distributees, guardian or legal representative, as the case may be, may, at any time until the earlier to occur of (i) if the Director ceased to be a Director for any reason other than death, 90 days after the date such person ceased to be a Director, (ii) if the Director ceased to be a Director on account of death, 180 days after the date such person ceased to be a Director, and (iii) the expiration of the Term of such Option, exercise the Option to the extent that it was exercisable pursuant to Section 6.4 on the date the person ceased to be a Director.

     6.2 Options Non-Transferable. An Option shall not be transferable by its grantee otherwise than by will or the laws of descent and distribution and shall be exercisable during his lifetime only by the grantee or his guardian or legal representative.

     6.3 Exercise. No Option shall be exercised unless written notice of the exercise is delivered to the Company during the Term of the Option specifying the number of shares to be purchased. The Option exercise price of any shares as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (a) cash, personal check or electronic funds transfer; (b) Common Stock held by the Grantee for at least 6 months prior to the exercise of the Option, valued at its Fair Market Value on the date of exercise; (c) subject to the approval of the Company's securities counsel, through simultaneous sale through a broker of shares acquired on exercise, as permitted under Regulation T of the Federal Reserve Board; or (d) subject to the approval of the Company's securities counsel, and pursuant to procedures previously approved by the Company, through the sale of the Common Stock acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Common Stock, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Optionee by reason of such exercise.

     6.4 Vesting.

          (a) Any Option granted shall become exercisable with respect to one-third of the number of shares for which the Option is granted each year on the first to occur of the annual anniversary of the grant date of such Option or the next Annual Meeting; provided in each such case that the Grantee has remained a Director at all times since such grant date.

          (b) Notwithstanding the foregoing provisions of this Section 6.4, all unvested Options shall become fully exercisable upon a Change of Control.

                                  ARTICLE VII

                   ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     7.1 Adjustments. If the outstanding Common Stock is changed by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split, reverse stock split, rights offering, combination, spinoff, exchange of shares, or the like, or dividends payable in the Common Stock, an appropriate adjustment shall be made by the Board in the aggregate number of shares then remaining available under the Plan, the number of shares subject to, and the vesting schedule of, subsequent Option grants to Eligible Directors, and in the number of shares subject to, and vesting schedule and exercise price of, outstanding Options, to the extent that such adjustment is necessary to preserve the economic value of unexercised Options.

     7.2 No Fractional Shares. If a fraction of a share would otherwise result from any adjustment pursuant to Section 7.1, the adjusted share amount shall be reduced to the next lower whole number.

                                  ARTICLE VIII

                                 MISCELLANEOUS

     8.1 Exercise after Death. If an Option is exercised by the executors, administrators, legatees or distributees of the estate of a deceased Grantee or by the guardian or legal representative of a Grantee, the Company shall be under no obligation to issue stock thereunder unless and until it is satisfied that the person or persons exercising the Option are the duly appointed legal representatives of the optionee or of the deceased optionee's estate or the proper legatees or distributees of such estate.

     8.2 Expenses. The expenses of the Plan shall be borne by the Company. Any taxes imposed on a Grantee upon exercise of an Option shall be paid by such Grantee.

     8.3 No Right to Re-Election. Except as expressly provided for in the Plan, no Director or other person shall have any right to be granted an Option. Neither the Plan nor any action taken hereunder shall be construed as giving any Director any right to be retained or re-elected as a Director.

     8.4 Securities Registration. The Company shall not be obligated to deliver any shares of Common Stock hereunder until they have been listed on each securities exchange on which the Common Stock may then be listed, or until there has been compliance with such state or federal laws, rules or regulations as the Company may deem applicable.

     8.5 Taxes. It shall be a condition to the obligation of the Company to issue shares of Common Stock upon exercise of an Option that the Grantee pay to the Company such amount, if any, as may be requested by the Company to satisfy any liability to withhold federal, state, local or foreign income or other taxes relating to such exercise.

     8.6 Rights as Stockholder. A Grantee shall not by reason of any Option have any right as a stockholder of the Company with respect to the shares of Common Stock which may be deliverable upon exercise of such Option until such shares have been delivered to him.

     8.7 Severability. If all or any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not serve to invalidate any portion of the Plan not declared to be unlawful or invalid. Any Article or part of an Article so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Article or part of an Article to the fullest extent possible while remaining lawful and valid.

     8.8 Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

                                   ARTICLE IX

                                   AMENDMENT

     The Plan may be amended at any time and from time to time by the Board as it shall deem advisable including, but not limited to, amendments necessary to qualify for any exemption or to comply with applicable law or regulations; provided, however, that no amendment to the Plan may be made without the approval of the stockholders of the Company if such amendment requires stockholder approval in order for the Plan to meet the requirements of Rule 16b-3 under the Exchange Act or to comply with applicable Nasdaq or stock exchange rules and regulations. No amendment of the Plan will adversely affect the rights of any Grantee under an Option without the consent of such Grantee.

                                   ARTICLE X

                                  TERMINATION

     The Plan shall terminate on the tenth anniversary of the Effective Date of the Plan, unless sooner terminated by the Board. Any termination of the Plan shall not affect any Option then outstanding.

                                   ARTICLE XI

                                 EFFECTIVE DATE

     The Plan shall become effective on September 11, 1996, subject to its approval by the Company's stockholders at the 1996 Annual Meeting of Stockholders.

                                                                       EXHIBIT C

                            EMPIRE OF CAROLINA, INC.

                       1996 EMPLOYEE STOCK PURCHASE PLAN

                             I. PURPOSE AND HISTORY

     A. The purpose of the Empire of Carolina, Inc. 1996 Employee Stock Purchase Plan (the "Plan") is to provide an opportunity for eligible employees to acquire a proprietary interest in Empire of Carolina, Inc. (the "Company") through the purchase of shares of common stock of the Company. The Plan shall be effective on the Effective Date (as defined below), subject to the approval of the Company's stockholders within one year before or after the date the Plan is approved by the Board of Directors. No option shall be granted under the Plan after the tenth anniversary of the Effective Date.

     B. The Company intends the Plan to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

                                II. DEFINITIONS

     The following words and phrases, when used in this Plan, unless their context clearly indicates otherwise, shall have the following respective meanings:

     A. "Base Earnings" means all compensation received by a Participant from the Company or a Participating Subsidiary, including salary deferrals by the Participant under Sections 401(k) and 125 of the Code, bonuses and overtime pay, but excluding short-term disability, long-term disability or workers compensation payments and similar amounts.

     B. "Board" means the board of directors of the Company.

     C. "Code" -- see Section 1.1.

     D. "Committee" means the committee of the Board appointed pursuant to
Section 3.1.

     E. "Common Stock" means the Company's common stock, $.10 par value.

     F. "Company" -- see Section 1.1.

     G. "Cut-Off Date" means the date established by the Committee from time to time by which enrollment forms must be received prior to an Enrollment Date.

     H. "Effective Date" means September 11, 1996 or such later date as may be specified by the Committee.

     I. "Eligible Employee" means an Employee eligible to participate in the Plan in accordance with Article V.

     J. "Employee" means an individual who performs services for the Company or a Participating Subsidiary pursuant to an employment relationship described in Treasury Regulations Section 31.3401(c)-1 or any successor provision.

     K. "Enrollment Date" means (a) for any Employee who has completed the service requirement for participation in the Plan prior to the first trading day of an Enrollment Period, the first trading day of such Enrollment Period, (b) for any Employee who has not completed the service requirement prior to the first trading day of an Enrollment Period, the first trading day coinciding with or following the April 1, July 1, or October 1 following the date on which the Employee completes the service requirement, and (c) such other trading days established by the Committee from time to time. A trading day means any day on which securities are traded on the Nasdaq National Market.

     L. "Enrollment Period" means, as to the Company or a Participating Subsidiary, a period of six months or such other duration not in excess of 27 months as shall be established from time to time by the Committee with respect to the Employees of the Company or such Participating Subsidiary, as applicable. Each Enrollment Period shall commence on a date specified by the Committee. Enrollment Periods and the commencement dates for Enrollment Periods may, but need not, be different for the Company and each Participating Subsidiary. Unless otherwise specified by the Committee, the initial Enrollment Period shall be the 12-month period commencing on January 1, 1997. Succeeding Enrollment Periods shall, unless otherwise specified by the Committee, be 12-month periods beginning on each successive anniversary of the first day of the initial Enrollment Period.

     M. "Exchange Act" means the Securities Exchange Act of 1934.

     N. "Fair Market Value" means, as of any applicable date:

          (a) if the security is listed on a national securities exchange or authorized for quotation on the National Association of Securities Dealers Inc.'s Nasdaq National Market ("Nasdaq NM"), the closing price, regular way, of the security on such exchange or Nasdaq NM, as the case may be, or if no such reported sale of the security shall have occurred on such date, on the latest preceding date on which there was such a reported sale, or

          (b) if the security is not listed for trading on a national securities exchange or authorized for quotation on Nasdaq NM, the average of the closing bid and asked prices as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or, if no such prices shall have been so reported for such date, on the latest preceding date for which such prices were so reported, or

          (c) if the security is not listed for trading on a national securities exchange or is not authorized for quotation on Nasdaq NM or Nasdaq, the fair market value of the security as determined in good faith by the Board.

     O. "Grant Date" means a date on which an Eligible Employee is granted options under the Plan.

     P. "including" means "including without limitation".

     Q. "Participant" means an Eligible Employee who has enrolled in the Plan pursuant to Article VI.

     R. "Participating Subsidiary" means a Subsidiary which has been designated by the Committee in accordance with Section 3.2(d) as covered by the Plan.

     S. "Purchase Date" means such one or more trading days during an Enrollment Period as may be established by the Committee from time to time prior to the beginning of the Enrollment Period for all options to be granted during such Enrollment Period on which shares of Common Stock are purchased in accordance with Article IX of the Plan.

     T. "Rule 16b-3" means Rule 16b-3 promulgated by the SEC under the Exchange Act.

     U. "SEC" means the Securities and Exchange Commission.

     V. "Securities Act" means the Securities Act of 1933.

     W. "Subsidiary" means any corporation in an unbroken chain of corporations beginning with the Company, if as of the applicable Enrollment Date, each of the corporations other than the last corporation in the chain owns stock representing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

                              III. ADMINISTRATION

     A. The Plan shall be administered by a Committee which shall consist of not less than two persons who are directors of the Company. Membership on the Committee shall be subject to such limitations as the Board deems appropriate to permit transactions in Common Stock pursuant to the Plan to be exempt from liability under Section 16(b) of the Exchange Act pursuant to Rule 16b-3 of the SEC thereunder.

     B. The Committee shall have the power, subject to the express provisions of the Plan:

          (a) to determine from time to time the time or times when options shall be granted;

          (b) to construe and interpret the Plan and options granted under it, and to establish, amend and revoke rules for its administration. The Committee in the exercise of this power may correct any defect, or supply any omission, or reconcile any inconsistency in the Plan, in a manner and to the extent it shall deem necessary or appropriate to carry out the intent of the Plan;

          (c) to prescribe the terms and provisions for participation in the Plan;

          (d) to designate from time to time which Subsidiaries of the Company shall be Participating Subsidiaries; and

          (e) to determine all questions of policy and expediency that may arise in the administration of the Plan, and, generally, to exercise such powers and perform such acts as are deemed necessary or expedient to promote the best interests of the Company.

     C. This Article III relating to the administration of the Plan may be amended by the Board from time to time as may be desirable to satisfy any requirements of or under the federal securities and/or other applicable laws of the United States, or to obtain any exemption under such laws.

                              IV. NUMBER OF SHARES

     A. 200,000 shares of Common Stock are reserved for sales and authorized for issuance pursuant to the Plan. Subject to the foregoing limitation, shares sold under the Plan may be newly-issued shares or outstanding shares that have been reacquired by the Company. If any option granted under the Plan shall for any reason terminate without having been exercised, the shares not purchased under such option shall again become available for the Plan.

     B. In the event of any reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, acquisition of property or shares, separation, asset spin-off, stock rights offering, liquidation or other similar change in the capital structure of the Company, the Committee shall make such adjustment, if any, as it deems appropriate in the number, kind and purchase price of the shares available for purchase under the Plan. In the event that, after a Grant Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each option to purchase Common Stock shall terminate, but the Participant holding such option shall have the right to exercise his option prior to such dissolution or liquidation.

                          V. ELIGIBILITY REQUIREMENTS

     A. Except as provided in Section 5.2, each Employee shall become eligible to participate in the Plan in accordance with Article VI on the first Enrollment Date following the Employee's completion of one year of employment by the Company or a Participating Subsidiary, as applicable. Participation in the Plan is voluntary.

     B. The following Employees are not eligible to participate in the Plan:

          (a) Employees who would, immediately upon enrollment in the Plan, own directly or indirectly, or hold options or rights to acquire, an aggregate of 5% or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary (without giving effect to the exercise of any outstanding options);

          (b) Employees who are customarily employed by the Company or a Participating Subsidiary for not more than five months in any calendar year; and

          (c) Employees who are customarily employed by the Company or a Participating Subsidiary for 20 hours or less per week.

     C. Employees who are also directors or officers (as defined in Rule 16a-1(f) under the Exchange Act, as such rule may be amended from time to time) of the Company may participate only in accordance with the requirements of Rule 16b-3. The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and all regulations and rules promulgated by the SEC thereunder, including Rule 16b-3. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the options shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and the options granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                                 VI. ENROLLMENT

     A. Any Eligible Employee may enroll in the Plan as of an Enrollment Date. In order to enroll with respect to any Enrollment Period, an Eligible Employee must complete, sign and submit to the Company an enrollment form in such form as provided by the Committee which shall include, among other items, the Eligible Employee's contribution election. Any enrollment form received by the Company before the Cut-Off Date will be effective as of the Enrollment Date to which it relates.

                      VII. GRANT OF OPTIONS ON ENROLLMENT

     A. Enrollment by an Eligible Employee in the Plan as of an Enrollment Date will constitute the grant by the Company to such Participant on the Enrollment Date of an option to purchase shares of Common Stock from the Company pursuant to the Plan.

     B. Each option granted under the Plan shall have the following terms:

          (a) whether or not all shares subject thereto have been purchased, the option will expire on the earliest to occur of (A) the completion of the purchase of shares on the last Purchase Date occurring within 27 months of the Grant Date for such option, or such shorter option period as may be established by the Committee from time to time prior to an Enrollment Period for all options to be granted during such Enrollment Period, or (B) the date on which participation of such Participant in the Plan terminates for any reason;

          (b) payment for shares purchased under the option will be made only in accordance with Article VIII;

          (c) purchase of shares upon exercise of the option will be accomplished only in accordance with Article IX;

          (d) the purchase price per share under the option will be determined as provided in Article IX;

          (e) notwithstanding Section 8.1, no Participant shall be granted an option which permits the Participant's rights to purchase shares under all employee stock purchase plans under Section 423 of the Code of the Company and any Subsidiary to accrue at a rate which exceeds $25,000 of Fair Market Value of such shares (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time as determined in accordance with Section 423(b)(8) of the Code and the treasury regulations thereunder;

          (f) the option will in all respects be administered so as to comply with Section 423 of the Code; and

          (g) the option will in all respects be subject to the terms and conditions of the Plan, as amended from time to time and as interpreted by the Committee from time to time.

                              VIII. CONTRIBUTIONS

     A. Each Participant may elect to make contributions at a rate equal to any whole percentage (not in excess of 10%) of his or her Base Earnings for each Enrollment Period (or, if the Participant's Enrollment Date occurs during an Enrollment Period, for the remainder of the Enrollment Period), or such other lower maximum percentage of Base Earnings as the Committee may establish from time to time before the beginning of an Enrollment Period for all options to be granted during such Enrollment Period. The rate of contribution shall be designated by the Participant in the enrollment form. Contributions shall be made only through an Employee's authorizing payroll withholding on the enrollment form. A Participant may elect to increase or decrease the rate of contribution for any future Enrollment Period by delivery to the Company not later than the related Cut-Off Date of a new enrollment form indicating the revised rate of contribution.

     B. Contributions shall be credited to a recordkeeping account for each Participant as soon as administratively feasible after withholding of Base Earnings. The Company shall be entitled to use of the contributions and shall have no obligation to set aside or pay interest on the contributions to any Participant.

     C. During an Enrollment Period, no Participant may elect to reduce or to cease future contributions to the Plan, but any Participant may withdraw from the Plan for the remainder of such Enrollment Period pursuant to Article X.

     D. Neither the Company nor any Participating Subsidiary shall make contributions to the Plan.

                             IX. PURCHASE OF SHARES

     A. On each Purchase Date, the Company shall apply the funds credited to each Participant's account as of such Purchase Date to the purchase of whole shares of Common Stock. The purchase price for any shares purchased under any option shall, unless the Committee in its discretion establishes a higher price, be 85% of the lower of:

          (a) the Fair Market Value on the Grant Date for such option; or

          (b) the Fair Market Value on the Purchase Date.

     B. Within a reasonable time after the Purchase Date, the Company shall cause to be delivered to the Participant a certificate or certificates for the number of shares purchased by the Participant unless the Company has made arrangements to have the shares held at a bank or other appropriate institution in non-certificated form. If any law or applicable rule or regulation of the SEC or other body having jurisdiction shall require that the Company or the Participant take any action in connection with the shares being purchased under the option, delivery of the certificate or certificates for such shares shall be postponed until the necessary action shall have been completed, which action shall be taken by the Company at its own expense, without unreasonable delay.

     C. Any amount less than the price of a whole share of Common Stock which remains credited to a Participant's account on a Purchase Date shall be carried forward in such account for application on the next Purchase Date.

     D. In the case of Participants employed by a Participating Subsidiary, the Committee may provide for Common Stock to be sold through the Subsidiary to such Participants, to the extent consistent with Section 423 of the Code.

     E. If the aggregate number of shares of Common Stock for which an option is exercised on any Purchase Date in accordance with this Article IX, when aggregated with all shares of Common Stock previously granted under this Plan, would exceed the maximum number of shares reserved in Section 4.1, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each Participant under the Plan shall be returned to him as promptly as possible.

     F. The maximum number of shares of Common Stock which a Participant shall be permitted to purchase under the Plan on a Purchase Date shall, subject to
Section 7.2(e), be the number calculated by dividing (a) the total amount of contributions projected to be made by the Participant pursuant to Article VIII as contributions for such an Enrollment Period by (b) 20% of the Fair Market Value of a share of Common Stock on the Grant Date. If the payroll deductions credited to the account of the Participant exceeds the cost of the maximum number of shares that can be purchased by the Participant, the excess shall be returned to him as promptly as possible. The number of shares which a Participant is permitted to purchase shall be further limited by the amount of payroll deductions withheld as of the Purchase Date.

     G. If a Participant or former Participant sells, transfers, or otherwise disposes of Common Stock purchased pursuant to an option granted under the Plan within two years after the date such option is granted or within one year after the Purchase Date to which such option relates, such Participant or former Participant shall notify the Company in writing of such sale, transfer or other disposition within 10 days of the consummation of such sale, transfer or other disposition, and shall remit to the Company or authorize the Company to withhold from other sources such amount as the Company may determine to be necessary to satisfy any federal, state or local tax withholding obligations of the Company or Participating Subsidiary. The Committee may from time to time establish rules and procedures (including postponing delivery of shares until the expiration of the two-year or one-year period) to cause the withholding requirements to be satisfied.

                  X. WITHDRAWAL FROM THE PLAN; TERMINATION OF
                        EMPLOYMENT AND LEAVE OF ABSENCE

     A. Withdrawal from the Plan. A Participant may withdraw from the Plan in full (but not in part) with respect to any Enrollment Period at any time up to four weeks prior to a Purchase Date upon delivery to the Company of a notice of withdrawal, or such shorter time in advance of a Purchase Date as the Committee may permit. If notice is timely received, all funds credited to a Participant's account shall not be used to purchase Common Stock, but shall instead be distributed to him without interest as soon as administratively feasible. An Employee who has withdrawn during an Enrollment Period may not return funds to the Company during the same Enrollment Period and require the Company to apply those funds to the purchase of Common Stock. Any Eligible Employee who has withdrawn from the Plan may, however, re-enroll in the Plan on the next subsequent Enrollment Date following withdrawal in accordance with the provisions of Article VI.

     B. Termination of Employment. Participation in the Plan terminates immediately when a Participant ceases to be employed by the Company for any reason whatsoever (including death or disability) or otherwise ceases to be an Eligible Employee. As soon as administratively feasible after termination of participation, the Company shall pay to the Participant or his or her beneficiary or legal representative all amounts credited to the Participant's account, without interest.

     C. Leave of Absence. Unless a Participant has voluntarily withdrawn from the Plan, Common Stock will be purchased for that Participant's account on the Purchase Date next following commencement of a leave of absence by such Participant. Participation in the Plan will terminate immediately after the purchase of shares on such Purchase Date, unless:

          (a) the leave of absence is due to illness, injury or other reason approved by the Committee; or

          (b) the Participant's right to return to active employment after such leave is guaranteed by contract or statute.

                         XI. DESIGNATION OF BENEFICIARY

     A. Each Participant may designate in writing one or more beneficiaries to receive the amount in his account in the event of death and may, in his or her sole discretion, change such designation in writing at any time. Any such designation shall be effective upon receipt by the Company and shall control over any disposition by will or otherwise.

     B. As soon as administratively feasible after the death of a Participant, amounts credited to his or her account shall be paid (without interest) in cash to the designated beneficiaries or, in the absence of a designation, to the executor, administrator or other legal representative of the Participant's estate. Such payment shall relieve the Company of further liability with respect to the Plan on account of the deceased Participant. If more than one beneficiary is designated, each beneficiary shall receive an equal portion of the account unless the Participant has given express contrary instructions.

                               XII. MISCELLANEOUS

     A. Restrictions on Transfer. Options granted hereunder may not be transferred otherwise than by will or the laws of descent and distribution. An option may not be exercised during a Participant's lifetime other than by the Participant. A Participant may direct the Company in the enrollment form to issue share certificates to the Participant in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of one or more other persons, in joint tenancy with right of survivorship or spousal community property, or in certain forms of trusts approved by the Committee. The rights of a Participant under the Plan shall not be assignable by such Participant by operation of law or otherwise.

     B. Administrative Assistance. If the Committee in its discretion so elects, it may retain a brokerage firm, bank or other financial institution to assist in the purchase of shares, delivery of reports or other administrative aspects of the Plan. If the Committee so elects, each Participant shall (unless prohibited by applicable law) be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by a Participant under the Plan shall be held in the account in the Participant's name, or if the Participant so indicates in the enrollment form, in the Participant's name together with the name of one or more other persons, in joint tenancy with right of survivorship or spousal community property, or in certain forms of trusts approved by the Committee.

     C. Costs. All costs and expenses incurred in administering the Plan shall be paid by the Company, except that any stamp duties, transfer taxes and any brokerage fees applicable to participation in the Plan shall be charged to the account of such Participant by the Company.

     D. Equal Rights and Privileges. All Eligible Employees shall have equal rights and privileges with respect to the Plan so that the Plan qualifies as an "employee stock purchase plan" within the meaning of Section 423 or any successor provision of the Code and the related regulations. Notwithstanding any term of the Plan, any provision of the Plan which is inconsistent with Section 423 or any successor provision shall automatically be reformed to comply with the requirements of Section 423.

     E. Applicable Law. The Plan shall be governed by the substantive laws (excluding the conflict of laws rules) of the State of Delaware.

     F. Amendment and Termination. The Board may amend, alter or terminate the Plan at any time. No amendment shall be effective unless within one year after it is adopted by the Board it is approved by the holders of a majority of the voting power of the Company's outstanding shares, if such amendment would require stockholder approval under Section 423 of the Code, Rule 16b-3, or the requirements of any securities exchange or quotation system on which the Common Stock is listed.

     If the Plan is terminated, the Board may elect to terminate all outstanding options either prior to their expiration or upon completion of the purchase of shares on the next Purchase Date, or may elect to permit options to expire in accordance with their terms (and participation to continue through such expiration dates). If the options are terminated prior to expiration, all funds contributed to the Plan that have not been used to purchase shares shall be returned to the Participants without interest as soon as administratively feasible.

     G. No Right of Employment. Neither the grant nor the exercise of any rights to purchase shares under this Plan nor anything in this Plan shall impose upon the Company or any Participating Subsidiary any obligation to employ or continue to employ any employee. The right of the Company and the Participating Subsidiaries to terminate any employee shall not be diminished or affected because any rights to purchase shares have been granted to such employee.

     H. Requirements of Law. The Company shall not be required to sell, issue, or deliver any shares of Common Stock under this Plan if such sale, issuance, or delivery might constitute a violation by the Company or the Participant of any provision of applicable law. Unless a registration statement or qualification under the Securities Act or any applicable state securities law is in effect with respect to the shares of Common Stock proposed to be delivered under the Plan, the Company shall not be required to deliver such shares if, in the opinion of the Company's counsel, such issuance could reasonably be expected to violate the Securities Act or such state securities law, as applicable.

     To the extent that such shares of Common Stock have not been registered or qualified under the Securities Act or any applicable state securities laws, the Company may impose restrictions upon the hypothecation or further sale or transfer of such shares (including the placement of appropriate legends on stock certificates) if, in the judgment of the Company's counsel, such restrictions are necessary or desirable to achieve compliance with the Securities Act or the securities laws of any state. If, in the opinion of the Company's counsel, any legend placed on a stock certificate for shares of Common Stock issued under the Plan is no longer required by applicable securities or other laws, the holder of such certificate shall be entitled to exchange such certificate for an unlegended certificate for a like number of shares.

     The Company shall use all reasonable efforts to register or qualify the Common Stock to be sold pursuant to the Plan under the Securities Act and any applicable state securities laws. The Company shall not be obligated to take any other action to cause the grant or exercise of any right or the issuance, sale, or deliver of shares pursuant to the exercise of any right to comply with any law.

     I. Board and Stockholder Approval. This Plan has been approved by the Board of Directors and, subject to approval by the Company's stockholders at the 1996 Annual Meeting, shall be effective on the Effective Date.

                                     PROXY

                            EMPIRE OF CAROLINA, INC.

              THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF

                            EMPIRE OF CAROLINA, INC.


     The undersigned, a holder of Common Stock of Empire of Carolina, Inc., a Delaware corporation (the "Company"), hereby appoints STEVEN GELLER, MARVIN SMOLLAR and JEFFREY CURRIER, and each of them, the proxies of the undersigned, each will full power of substitution, to attend, represent and vote for the undersigned, all of the shares of the Company which the undersigned would be entitled to vote, at the Annual Meeting of Stockholders of the Company to be held on September 11, 1996 and any adjournments or postponements thereof, as follows:


     The undersigned hereby revokes any other proxy to vote at such Annual Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. With respect to matters not known at the time of the solicitations hereof, said proxies are authorized to vote in accordance with their best judgment.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE OTHER SIDE HEREOF, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SIX DIRECTORS NAMED IN PROPOSAL 1, "FOR" THE ADOPTION OF PROPOSALS 2, 3, 4, 5 AND 6 AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.


             (PLEASE MARK, SIGN, DATE AND RETURN THE PROXY PROMPTLY
                         USING THE ENCLOSED ENVELOPE.)
                                                               SEE REVERSE SIDE

 PLEASE MARK YOUR VOTES
  AS IN THIS EXAMPLE.
          /X/
                                  FOR                WITHHOLD AUTHORITY
                          all nominees listed         to vote for all
                                 below              nominees listed below
1. Election of                   / /                        / /               2. The amendment        FOR    AGAINST   ABSTAIN
   Directors, as provided                                                        to the Company's      / /     / /      / /
   in the Company's Proxy                                                        Restated Certificate
   Statement.                                                                    of Incorporation to require the affirmative
                                                                                 vote of more than two-thirds of the Directors
Nominees:  Steven E.                                                             then in office to take specified corporate
Geller, Marvin Smollar,                                                          actions.
Steven N. Hutchinson,
Peter B. Pfister,                                                                The undersigned acknowledges receipt of a copy
Leonard E. Greenberg and                                                         of the Notice of Annual Meeting and
Eugene M. Matalene, Jr.                                                          accompanying Proxy Statement relating to the
                                                                                 Annual Meeting, and the 1995 Annual Report of
(INSTRUCTIONS To                                                                 Stockholders.
withhold authority to
vote for any individual
nominee, write that
nominee(s) name below.)

- ------------------------
- ------------------------


                                                                            3. The proposal to cause  FOR    AGAINST   ABSTAIN
                                                                               the shares of Series   / /      / /       / /
                                                                               A Preferred Stock to
                                                                               automatically convert
                                                                               into shares of Common
                                                                               Stock on a
                                                                               share-for-share basis.

                                                                            4. The proposal to approve
                                                                               the adoption of the    FOR    AGAINST   ABSTAIN
                                                                               Empire of Carolina,    / /      / /       / /
                                                                               Inc. 1996 Outside
                                                                               Directors Stock Option
                                                                               Plan.

                                                                            5. The proposal to        FOR    AGAINST   ABSTAIN
                                                                               approve the adoption   / /      / /       / /
                                                                               of the Empire of
                                                                               Carolina, Inc. 1996
                                                                               Employee Stock Purchase
                                                                               Plan.

                                                                            6. The ratification
                                                                               of the appointment     FOR    AGAINST   ABSTAIN
                                                                               of Deloitte & Touche   / /      / /       / /
                                                                               LLP as the company's
                                                                               auditors for the
                                                                               fiscal year ending
                                                                               December 31, 1996.


                                                                            7. Upon such other matters as may properly
                                                                               come before the meeting or any adjournments or
                                                                               postponements thereof.



SIGNATURE                                         DATE
          ---------------------------------------      -------------------

NOTE: The signature(s) hereon should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If signer is a corporation, please sign the full corporate name, and give title of signing officer.